Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on March 24, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
Registration Statement
Under
The Securities Act of 1933

Prologis, Inc.	Prologis, L.P.	Prologis Euro Finance LLC
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Maryland (State of Incorporation)	Delaware (State of Incorporation)	Delaware (State of Incorporation)
94-3281941 (I.R.S. Employer Identification Number)	94-3285362 (I.R.S. Employer Identification Number)	83-1283068 (I.R.S. Employer Identification Number)
Prologis Yen Finance LLC (Exact Name of Registrant as Specified in Its Charter)		Prologis Sterling Finance LLC (Exact Name of Registrant as Specified in Its Charter)
Delaware (State of Incorporation)		Delaware (State of Incorporation)
83-1520210 (I.R.S. Employer Identification Number)		84-5160200 (I.R.S. Employer Identification Number)

Pier 1, Bay 1
San Francisco, California 94111
415-394-9000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Office)

Edward S. Nekritz, Secretary
Prologis, Inc.
1800 Wazee Street, Suite 500
Denver, Colorado 80202
303-567-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael L. Hermsen
David Malinger
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
312-782-0600

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Prologis, Inc.:
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
Prologis, L.P.:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐
Prologis Euro Finance LLC:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐
Prologis Yen Finance LLC:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐
Prologis Sterling Finance LLC:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Prologis, Inc.:

Common Stock, par value $0.01 per share	(1)(2)(5)	(1)	(1)	(1)(2)

Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(1)

Rights to Purchase Common Stock	(3)	n/a	n/a	(3)

Guarantees of Debt Securities of Prologis, L.P.	(4)	n/a	n/a	(4)

Guarantees of Debt Securities of Prologis Euro Finance LLC	(4)	n/a	n/a	(4)

Guarantees of Debt Securities of Prologis Yen Finance LLC	(4)	n/a	n/a	(4)

Guarantees of Debt Securities of Prologis Sterling Finance LLC	(4)	n/a	n/a	(4)

Warrants to Purchase Common Stock	(1)	(1)	(1)	(1)

Prologis, L.P.:

Debt Securities	(1)	(1)	(1)	(1)

Guarantees of Debt Securities of Prologis Euro Finance LLC	(4)	n/a	n/a	(4)

Guarantees of Debt Securities of Prologis Yen Finance LLC	(4)	n/a	n/a	(4)

Guarantees of Debt Securities of Prologis Sterling Finance LLC	(4)	n/a	n/a	(4)

Prologis Euro Finance LLC:

Debt Securities	(1)	(1)	(1)	(1)

Prologis Yen Finance LLC:

Debt Securities	(1)	(1)	(1)	(1)

Prologis Sterling Finance LLC:

Debt Securities	(1)	(1)	(1)	(1)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(2)
There are hereby registered such indeterminate number of shares of Common Stock, par value $0.01 per share, as may be issued upon the conversion of Preferred Stock of Prologis, Inc. or the exchange of the Exchangeable Debt Securities of Prologis, L.P. for which no separate consideration will be received.

(3)
There are hereby registered such indeterminate number of Rights to Purchase Common Stock as may be issued as a dividend for which no separate consideration will be received to holders of Common Stock and related securities entitling such holders to subscribe for and purchase Common Stock registered hereunder.

(4)
No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

(5)
There are hereby registered such indeterminate number of shares of Common Stock, par value $0.01 per share, as may be issued at an indeterminate price of issuance upon the exercise of Warrants to Purchase Common Stock.

Prologis, Inc.
Common Stock
Preferred Stock
Rights to Purchase Common Stock
Guarantees of Debt Securities
Warrants to Purchase Common Stock

Prologis, L.P.
Debt Securities
Guarantees of Debt Securities

Prologis Euro Finance LLC
Debt Securities

Prologis Yen Finance LLC
Debt Securities

Prologis Sterling Finance LLC
Debt Securities

           Prologis, Inc., a Maryland corporation, may offer, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms that Prologis, Inc. will determine at the time of offering, shares of Prologis, Inc.'s common stock, par value $.01 per share, shares of Prologis, Inc.'s preferred stock, par value $.01 per share, rights to purchase common stock and/or warrants to purchase common stock. In addition, selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of Prologis, Inc.'s common stock and preferred stock in such amounts as set forth in a prospectus supplement. Any such shares may be issued in exchange for partnership units of Prologis, L.P. or Prologis 2, L.P.

           Prologis, L.P., a Delaware limited partnership, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus.

           Prologis Euro Finance LLC, a Delaware limited liability company, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. and/or Prologis, L.P. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus. Prologis Euro Finance LLC is an indirect wholly owned finance subsidiary of Prologis, L.P.

           Prologis Yen Finance LLC, a Delaware limited liability company, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. and/or Prologis, L.P. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus. Prologis Yen Finance LLC is an indirect wholly owned finance subsidiary of Prologis, L.P.

           Prologis Sterling Finance LLC, a Delaware limited liability company, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering. Prologis, Inc. and/or Prologis, L.P. may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus. Prologis Sterling Finance LLC is an indirect wholly owned finance subsidiary of Prologis, L.P.

           In this prospectus, we refer to the common stock, preferred stock, guarantees, rights to purchase common stock, warrants to purchase common stock and debt securities registered hereunder collectively as the "securities."

           We will provide specific terms of the offering of any securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

           Prologis, Inc. is organized and conducts its operations in a manner which we believe allows Prologis, Inc. to qualify as a real estate investment trust ("REIT") for federal income tax purposes. To assist Prologis, Inc. in complying with certain federal income tax requirements applicable to REITs, among other purposes, Prologis, Inc.'s charter contains certain restrictions relating to the ownership and transfer of Prologis, Inc. stock, including an ownership limit of 9.8% in value or number (whichever is more restrictive) of Prologis, Inc. common stock. See "Description of Common Stock," "Description of Preferred Stock" and "Restrictions on Ownership and Transfer of Capital Stock."

           The securities may be offered directly by us or by any selling stockholder through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled "About This Prospectus" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

           Prologis, Inc.'s common stock is listed on the New York Stock Exchange under the symbol "PLD." On March 20, 2020, the last reported sales price of Prologis, Inc.'s common stock on the New York Stock Exchange was $62.82 per share.

           Investment in any securities offered by this prospectus involves risk. See Risk Factors in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

           This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2020.

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.

        We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.

        Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

        It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading "Where You Can Find More Information" in this prospectus.

        Prologis, Inc. is a REIT and operates its business primarily through its consolidated subsidiary, Prologis, L.P., a Delaware limited partnership. Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC, all Delaware limited liability companies, are consolidated subsidiaries of Prologis, Inc. As of December 31, 2019, Prologis, Inc. owned an approximate 97.23% common general partnership interest in Prologis, L.P. and 100% of the preferred units in Prologis, L.P. Prologis, L.P. indirectly owns 100% of the limited liability company interests in each of Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus to "Prologis," "we," "us," or "our" means Prologis, Inc. and its consolidated subsidiaries, including Prologis, L.P., Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC, except where it is made clear that the terms mean Prologis, Inc., Prologis, L.P., Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC only, and the "Operating Partnership" means Prologis, L.P., a Delaware limited partnership.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The statements included and incorporated by reference in this prospectus and any applicable prospectus supplement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates as well as beliefs and assumptions of Prologis management. Such statements involve uncertainties that could significantly impact the financial results of Prologis. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis expects or anticipates will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis operates, Prologis' debt, capital structure and financial position, Prologis' ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Prologis can give no assurance that these expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

  (i)
  national, international, regional and local economic and political climates;

  (ii)
  changes in global financial markets, interest rates and foreign currency exchange rates;

  (iii)
  increased or unanticipated competition for each of Prologis' properties;

  (iv)
  risks associated with acquisitions, dispositions and development of properties;

  (v)
  maintenance of REIT status, tax structuring and changes in income tax laws and rates;

  (vi)
  availability of financing and capital, the levels of debt that Prologis maintains and its credit ratings;

  (vii)
  risks related to Prologis' investments in its co-investment ventures, including its ability to establish new co-investment ventures;

  (viii)
  risks of doing business internationally, including currency risks;

  (ix)
  environmental uncertainties, including risks of natural disasters; and

  (x)
  those additional risks and factors discussed in the reports filed with the SEC by Prologis from time to time, including those discussed under the heading "Risk Factors" in any applicable prospectus supplement and in its most recently filed report on Form 10-K and subsequent quarterly reports on Form 10-Q and Prologis' other filings with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement. Prologis does not undertake any duty to update any forward-looking statements included and incorporated by reference in this prospectus and any applicable prospectus supplement except as may be required by law.

PROLOGIS, INC., PROLOGIS, L.P., PROLOGIS EURO FINANCE LLC, PROLOGIS YEN FINANCE LLC AND PROLOGIS STERLING FINANCE LLC

        Prologis, Inc., a Maryland corporation, is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2019, we owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 814 million square feet (76 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,000 customers principally across two major categories: business-to-business and retail/online fulfillment.

        Prologis, Inc. began operating as a fully integrated real estate company in 1997 and elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and believes the current organization and method of operation will enable Prologis, Inc. to maintain its status as a real estate investment trust.

        Prologis, L.P., a Delaware limited partnership, was also formed in 1997. We operate our business primarily through the Operating Partnership. As of December 31, 2019, Prologis, Inc. owned an approximate 97.23% common general partnership interest in Prologis, L.P., and 100% of the preferred units in Prologis, L.P. As the sole general partner of the Operating Partnership, Prologis, Inc. has complete responsibility and discretion in the day-to-day management and control of Prologis, L.P. Prologis, Inc. only holds a de minimis amount of assets outside of Prologis, L.P.

        We own, manage and develop well-located, high-quality logistics facilities, with a focus on the consumption side of the global supply chain. Our local teams actively manage our portfolio, which encompasses leasing and property management, capital deployment and opportunistic dispositions, generally allowing us to recycle capital to self-fund our development and acquisition activities. The majority of our properties in the United States are wholly owned, while our properties outside the United States are primarily held in co-investment ventures which has the benefit of mitigating our exposure to foreign currency movements.

        Prologis Euro Finance LLC, a Delaware limited liability company, was formed in July 2018 for the sole purpose of issuing debt obligations. As of December 31, 2019, Prologis, L.P. indirectly owns 100% of the limited liability company interests in Prologis Euro Finance LLC. As the indirect sole member of Prologis Euro Finance LLC, Prologis, L.P. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.

        Prologis Yen Finance LLC, a Delaware limited liability company, was formed in August 2018 for the sole purpose of issuing debt obligations. As of December 31, 2019, Prologis, L.P. indirectly owns 100% of the limited liability company interests in Prologis Yen Finance LLC. As the indirect sole member of Prologis Yen Finance LLC, Prologis, L.P. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.

        Prologis Sterling Finance LLC, a Delaware limited liability company, was formed in October 2018 for the sole purpose of issuing debt obligations. As of December 31, 2019, Prologis, L.P. indirectly owns 100% of the limited liability company interests in Prologis Sterling Finance LLC. As the indirect sole member of Prologis Sterling Finance LLC, Prologis, L.P. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.

        Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. Our other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Our internet website address is http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus, the accompanying prospectus supplement or any other report or filing filed with the Securities and Exchange Commission.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for the acquisition and development of properties as suitable opportunities arise, for the repayment of any outstanding indebtedness, for capital improvements to properties and for general corporate purposes.

        Additionally, unless Prologis, Inc. indicates otherwise in the applicable prospectus supplement, Prologis, Inc. will initially contribute any proceeds from the sale of common stock and preferred stock to the Operating Partnership, which, unless indicated otherwise in the applicable prospectus supplement, will directly or indirectly use the proceeds as described above. Pending the application of the net proceeds, the Operating Partnership may invest the proceeds in short-term securities or reduce borrowings under credit facilities.

        Neither Prologis, Inc. nor the Operating Partnership will receive any proceeds from any sale of the common stock and preferred stock by any selling stockholders.

GENERAL DESCRIPTION OF SECURITIES

        We or any selling stockholders named in a prospectus supplement, directly or through dealers, agents or underwriters designated from time to time, may offer, issue and sell, separately or together, in one or more offerings any of the securities listed on the cover page of this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

 DESCRIPTION OF COMMON STOCK

        The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement which provides for common stock issuable pursuant to subscription offerings or rights offerings or upon conversion of preferred stock which are offered pursuant to such prospectus supplement and convertible into common stock for no additional consideration, and will apply to any common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws and the Maryland General Corporation Law. See "Where You Can Find More Information."

General

        Our charter provides that we are authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of March 6, 2020, we had 739,089,553 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in our charter, or as otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of our common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including our preferred stock, and to the provisions of our charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter or as otherwise permitted by the board of directors, we may pay distributions to the holders of shares of common stock if and when authorized by the board of directors and declared by us out of funds legally available for distribution.

        Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the Operating Partnership.

        Subject to the provisions of our charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in our charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

        Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the Maryland General Corporation Law, the term "substantially all of the company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any of the above situations.

        Our charter authorizes the board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Transfer Agent, Registrar and Dividend Disbursing Agent

        The transfer agent, registrar and dividend disbursing agent for our common stock is currently Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

        Our charter provides that we are authorized to issue 100,000,000 shares of preferred stock, par value $.01 per share, of which 2,000,000 shares are of a separate class designated as series Q cumulative redeemable preferred stock. As of December 31, 2019, we had 1,379,000 shares of series Q preferred stock issued and outstanding.

        The following description summarizes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to any preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws and the Maryland General Corporation Law. See "Where You Can Find More Information."

General

        We may issue additional shares of preferred stock from time to time, in one or more classes or series, as authorized by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, our board of directors is required by the Maryland General Corporation Law and our charter to fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board of directors has the power to establish the preferences, powers and rights of each class or series of preferred stock, it may afford the holders of any class or series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock, and, subject to any limitations applicable to any outstanding class or series of preferred stock, senior to the rights of the holders of our then outstanding preferred stock. The terms of outstanding shares of series Q preferred stock provide that shares of preferred stock having senior dividend or liquidation rights may not be authorized or issued by us without the prior approval of the holders of each of such series. The issuance of preferred stock, depending on the terms of such class or series, could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of preferred stock or shares of common stock or otherwise be in their best interest.

        Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to the class or series. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series. A prospectus supplement relating to each class or series of preferred stock will specify the following terms:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

  •
  whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

  •
  the provision for a sinking fund, if any, for the preferred stock;

  •
  the provision for redemption, if applicable, of the preferred stock;

  •
  any listing of the preferred stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);

  •
  a discussion of any material federal income tax considerations applicable to the preferred stock;

  •
  any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

  •
  any voting rights of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will be, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:

  •
  senior to all classes or series of common stock and to all of our equity securities the terms of which provide that the equity securities rank junior to the preferred stock;

  •
  junior to all equity securities that we issue or have issued the terms of which provide that such equity securities rank senior to the preferred stock; and

  •
  on a parity with all equity securities that we issue or have issued other than those that are referred to in the bullet points above.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of the preferred stock of each class or series will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at the rates and on the dates as we will set forth in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates that the board of directors will fix.

        Dividends on any class or series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of preferred stock for which dividends are noncumulative, then the holders of the class or series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the class or series are declared or paid for any future period.

        No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on any series or class of preferred stock which may be in arrears. Any dividend payment that we make on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series or class that remains payable.

Redemption

        If we so provide in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which will not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any class or series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no such preferred stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of the applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, if the class or series of preferred stock has a cumulative dividend, unless full cumulative dividends on all outstanding shares of the class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we may not redeem any shares of the class or series of preferred stock unless we simultaneously redeem all outstanding shares of the class or series of preferred stock; provided, however, that the foregoing will not prevent the purchase or acquisition of shares of the series or class of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the series or class of preferred stock. In addition, unless full cumulative dividends on all outstanding shares of the class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly any shares of such class or series of preferred stock or any of our equity securities ranking junior to or on a parity with such class or series of preferred stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up (except by conversion into or exchange for our equity securities ranking junior to such class or series of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up).

        The foregoing provisions will not prevent us from acquiring shares of preferred stock pursuant to the provisions of the applicable articles supplementary providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT for federal income tax purposes. See "Restrictions on Ownership and Transfer of Capital Stock."

        If we redeem fewer than all of the outstanding shares of a class or series of preferred stock, we will select the shares that we will redeem pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine. If this redemption is to be by lot and, as a result of the redemption, any holder of shares of the class or series of preferred stock would become a holder of a number of shares of the class or series of preferred stock in excess of the ownership limit because we did not redeem the holder's shares of the class or series of preferred stock, or we only redeemed those shares in part, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of the series or class of preferred stock of the holder such that no holder will hold in excess of the ownership limit subsequent to the redemption. See "Restrictions on Ownership and Transfer of Capital Stock."

        We will mail a notice of redemption, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the preferred stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give notice or any defect in notice or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of the series or class of preferred stock except as to the holder to whom notice was defective or not given. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of the series or class of preferred stock to be redeemed;

  •
  the place or places where the certificates representing shares of the series or class of preferred stock are to be surrendered for payment of the redemption price; and

  •
  that dividends on the series or class of preferred stock to be redeemed will cease to accumulate on the redemption date.

        If we will redeem fewer than all the shares of the class or series of preferred stock held by any holder, the notice that we mail to the holder will also specify the number of shares of the class or series of preferred stock that we will redeem from the holder.

        The holders of shares of a class or series of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of the class or series of preferred stock held on the corresponding dividend payment date notwithstanding the redemption of the shares between the dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of any class or series of preferred stock to be redeemed.

        Subject to applicable law and the limitation on purchases when dividends on a class or series of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of the class or series of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

        In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the class or series of preferred stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the class or series of preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange by us or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be considered a liquidation, dissolution or winding up.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up, our assets are insufficient to make full payment to holders of such class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking on a parity with the class or series of preferred stock as to liquidation rights, then the holders of the class or series of preferred stock and all other such classes or series of equity securities will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of stock or otherwise is permitted under the Maryland General Corporation Law, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the class or series of preferred stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Voting Rights

        Holders of the preferred stock will not have any voting rights, except as set forth below or as we indicate in the applicable prospectus supplement.

        Unless provided for otherwise by any class or series of preferred stock, so long as any shares of preferred stock of a class or series remain outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of such outstanding shares, given in person or by proxy, either in writing or at a meeting (the class or series voting separately as a class) do any of the following:

  •
  authorize or create, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such series or class of preferred stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up;

  •
  reclassify any of our authorized stock into any class or series of stock ranking senior to such series or class of preferred stock;

  •
  create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to such series or class of preferred stock; or

  •
  amend, alter or repeal the provisions of our charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the class or series of preferred stock.

        So long as shares of the class or series of preferred stock (or shares issued by a surviving entity in substitution for the class or series of preferred stock) remain outstanding with their terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of an event set forth in the fourth bullet point above will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of such class or series of preferred stock. Additionally, any increase in the number of authorized shares of preferred stock, any increase in the number of authorized shares of such series or class of preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to such series or class of preferred stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply to any class or series of preferred stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds deposited in trust to effect such redemption.

Conversion Rights

        We will specify in the applicable prospectus supplement the terms and conditions upon which any shares of any class or series of preferred stock are convertible into common stock. The terms will include:

  •
  the number of shares of common stock into which the shares of preferred stock are convertible;

  •
  the conversion price (or method for calculating the conversion price);

  •
  the conversion period;

  •
  provisions regarding whether conversion will be at the option of the holders of the class or series of preferred stock or the Operating Partnership;

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the class or series of preferred stock.

Transfer Agent, Registrar and Dividend Disbursing Agent

        The transfer agent, registrar and dividend disbursing agent for our preferred stock is currently Computershare Trust Company, N.A. If different, we will specify in the applicable prospectus supplement the transfer agent, registrar and dividend disbursing agent for any class or series of preferred stock offered by that prospectus supplement.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

        In order for us to qualify as a REIT under the Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a REIT). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

        Because our board of directors currently believes it is desirable for us to qualify as a REIT, our charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, (i) more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding common stock or (ii) series Q preferred stock, that, together with all other capital stock owned or deemed owned by such person, would cause such person to own or be deemed to own more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding capital stock. Further, subject to certain exceptions, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the series Q preferred stock. With respect to the 9.8% ownership limit, the constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, any series of outstanding preferred stock or any other capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, any series of outstanding preferred stock or any other capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or any other capital stock, as the case may be, and thereby subject the common stock, any series of outstanding preferred stock or any other capital stock to the applicable ownership limit. The board of directors may, but in no event will be required to, waive the 9.8% and 25% ownership limits, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and the board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        Our charter also provides that:

  •
  no person may actually or constructively own common stock or series Q preferred stock that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

  •
  no person may transfer common stock or series Q preferred stock if a transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons; and

  •
  any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock or series Q preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.

        These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our charter, which must be declared advisable by our board of directors and approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

        Under our charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit or restriction (referred to as "excess shares"). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to such trust, the trustee of such trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by such trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by such trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by such trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to such trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to such trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to such trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to such trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our charter or imposed by the board of directors, then our charter provides that the transfer of the excess shares will be void ab initio and the intended transferee will acquire no rights to such shares.

        In addition, shares of stock held in such trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to such trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in such trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

        If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our charter provides that the transfer will be void ab initio and the intended transferee will acquire no rights to such shares.

        All certificates representing shares will bear a legend referring to the restrictions described above.

        Under our charter, owners of our issued and outstanding common stock must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations, and must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of our stock, on our status as a REIT and to ensure compliance with each ownership limit, or any other limit specified in our charter or required by the board of directors. In addition, owners of any series of outstanding preferred stock (currently only series Q preferred stock is outstanding) must provide to us information that we request, in good faith, in order to determine our status as a REIT.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

        We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See "Where You Can Find More Information."

        For restrictions on ownership and transfer of our capital stock contained in our charter, see "Restrictions on Ownership and Transfer of Capital Stock."

Board of Directors

        Our charter provides that the number of our directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which is one. Our bylaws provide the board of directors with the authority to increase or decrease the number of directors, without amendment of the bylaws, to a number of directors not fewer than five nor more than thirteen. Because our board has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the rights of holders of our preferred stock, our board of directors may fill any vacancy (including a vacancy caused by removal) subject in the case of a vacancy caused by removal to approval by the stockholders. Our bylaws provide that a majority of our board of directors must be independent directors, as defined from time to time by the listing standards of the New York Stock Exchange and any other relevant laws, rules and regulations. Our bylaws also provide for the election of directors by a majority vote in uncontested elections.

Removal of Directors

        While our charter and the Maryland General Corporation Law empower our stockholders to fill vacancies in our board of directors that are caused by the removal of a director, our charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The Maryland General Corporation Law does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

Opt Out of Business Combinations and Control Share Acquisition Statutes

        We have elected in our bylaws not to be governed by the "control share acquisition" provisions of the Maryland General Corporation Law (Sections 3-701 through 3-709), and our board of directors has determined, by irrevocable resolution, that we will not be governed by the "business combination" provision of the Maryland General Corporation Law (Section 3-602). Our bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares of common stock entitled to vote. In addition, the irrevocable resolution adopted by our board of directors may only be changed by the approval of a majority of the outstanding shares of common stock entitled to vote.

Certain Elective Provisions of Maryland Law

        Any Maryland corporation that has a class of securities registered under the Exchange Act, and at least three independent directors may elect to be governed in whole or in part by Maryland law provisions relating to extraordinary actions and unsolicited takeovers. We have not elected to be governed by these specific provisions, but we currently have more than three independent directors, so, except as described below, our board of directors could elect to provide for any of the following provisions. Pursuant to these provisions, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

  •
  classify the board;

  •
  increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and/or

  •
  require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

        Additionally, the board could provide that:

  •
  the number of directors may be fixed only by a vote of the board of directors;

  •
  each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or

  •
  any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors.

        These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. In addition, a corporation's charter may contain a provision or the board of directors of the corporation may adopt a resolution that prohibits the corporation from electing to be subject to any or all of these provisions. Our board adopted a resolution prohibiting us from electing to be subject to the classified board provision in Section 3-803 of the Maryland General Corporation Law. This resolution is irrevocable without the approval of a majority of the outstanding shares of common stock entitled to vote.

        Although we have opted out of the classified board and are not currently governed by any of the remaining provisions, our charter and/or bylaws already provide for a two-thirds vote to remove directors and only for cause, and provide that the number of directors may be determined by a resolution of our board (or by our stockholders through a bylaw amendment), subject to a minimum and maximum number, and that our secretary must call a special meeting of stockholders only upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

        Our charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class.

        Except as described in the following paragraph, our bylaws may be amended by the vote of a majority of the board of directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment):

  •
  provisions opting out of the control share acquisition statute;

  •
  provisions confirming that our board of directors has determined by irrevocable resolution that we will not be governed by the business combination provisions of the Maryland General Corporation Law;

  •
  the requirement in our bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the Operating Partnership and their affiliates; and

  •
  provisions governing amendment of our bylaws.

Meetings of Stockholders

        Our bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. A special meeting of stockholders may be called at any time by the chief executive officer, president, the chairman of the board of directors, a majority of the directors, or by a committee of the board of directors which has been duly designated by the board of directors to call such meetings. Additionally, our bylaws provide that the secretary shall call a special meeting of the stockholders upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

        The Maryland General Corporation Law provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder and filed in paper or electronic form with the records of the stockholders' meetings.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to the notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting, was a stockholder of record both at the time of giving notice and at the time of the meeting and has complied with the advance notice procedures and/or proxy access provisions set forth in our bylaws.

        Our bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to our board of directors at a special meeting may only be made:

  •
  pursuant to our notice of meeting;

  •
  by or at the direction of our board of directors;

  •
  by any committee of persons appointed by the board of directors with authority therefor; or

  •
  provided that our board of directors has determined that directors will be elected at the special meeting, by a stockholder who has complied with the advance notice provisions of the bylaws and was a stockholder of record both at the time of giving notice and at the time of the meeting.

        The provisions in our charter regarding amendments to the charter and the advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Dissolution of Prologis, Inc.

        Under the Maryland General Corporation Law, we may be dissolved upon the affirmative vote of a majority of the entire board of directors declaring dissolution to be advisable, and approval of the dissolution at any annual or special stockholders meeting by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

Indemnification and Limitation of Directors' and Officers' Liability

        Our officers and directors are indemnified under the Maryland General Corporation Law, our charter and the partnership agreement of the Operating Partnership against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.

        The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received. A court may order indemnification in these circumstances but only for expenses.

The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

  •
  it is proved that the person actually received an improper benefit or profit in money, property or services; or

  •
  a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        This provision does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission. The partnership agreement of the Operating Partnership also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our charter.

        Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

DESCRIPTION OF CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT OF PROLOGIS, L.P.

        Substantially all of our assets are held, and all of our operations are conducted, by or through the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive right and power to manage the Operating Partnership. Our interest in the Operating Partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership units is also applicable to performance units. See "—Performance Units" below. We have summarized certain terms and provisions of the Operating Partnership's partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. See "Where You Can Find More Information."

General

        Holders of limited partnership units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating

Partnership. The number of general partnership units held by us is approximately equal to the total number of outstanding shares of our common stock and preferred stock. Accordingly, the distributions that we pay per share of common stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the common units. Similarly, the distributions that we pay per share of series Q preferred stock outstanding are expected to be equal to the distributions per unit that the Operating Partnership pays on the corresponding series of preferred units. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock and preferred stock that we may issue upon exchange of the common units and the preferred units of the Operating Partnership may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of Operating Partnership units, as described below.

Purpose, Business and Management

        The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. We are the sole general partner of the Operating Partnership and conduct substantially all of our business through the Operating Partnership. The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with properties and assets related to those properties, and interests in those properties and assets. The Operating Partnership is authorized to conduct any business that a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act may lawfully conduct, subject to the limitation that the partnership agreement requires the Operating Partnership to conduct its business in such a manner that will permit us to be classified as a REIT under Section 856 of the Code, unless we cease to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. The Operating Partnership is generally authorized to take any lawful actions consistent with this purpose. This includes the authority to enter into partnerships, joint ventures or similar arrangements and to own interests directly or indirectly in any other entity.

        As the general partner of the Operating Partnership we have the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.

        We have the right to make all decisions and take all actions with respect to the Operating Partnership's acquisition and operation of our properties and all other assets and businesses of or related to the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of its interest in the partnership. In particular, each limited partner expressly acknowledges in the partnership agreement that as general partner, we are acting on behalf of the Operating Partnership's limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. We and the Operating Partnership have no liability to any limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of our action or inaction as general partner of the Operating Partnership so long as we acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership. Limited partners of the Operating Partnership have no authority to transact business for, or to otherwise participate in the management activities or decisions of, the Operating Partnership, except as expressly provided in the partnership agreement or as required by applicable law.

Engaging in Other Businesses; Conflicts of Interest; Transactions With Us and Our Affiliates

        We may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, our operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, our operation as a REIT and activities that are incidental to these activities without the consent of the holders of a majority of the limited partnership interests. Unless it otherwise agrees, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the Operating Partnership. The Operating Partnership's partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the Operating Partnership to own those businesses or assets.

        In the exercise of our power and authority under the partnership agreement, we may contract and otherwise deal with, or otherwise obligate the Operating Partnership to, entities in which we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest. We may retain persons or entities that we select (including ourselves, any entity in which we have an interest, or any entity with which we are affiliated) to provide services to or on behalf of the Operating Partnership. Except as expressly permitted by the partnership agreement, however, our affiliates may not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable to the Operating Partnership and no less favorable to the Operating Partnership than it would obtain from an unaffiliated third party.

Our Reimbursement

        We do not receive any compensation for our services as general partner of the Operating Partnership. However, as a partner in the Operating Partnership, we have rights to allocations and distributions as a partner of the Operating Partnership. In addition, the Operating Partnership reimburses us for all expenses we incur relating to ownership of interests in and operation of, or for the benefit of, the Operating Partnership. The Operating Partnership will reimburse us for all expenses incurred relating to the ongoing operation of the Operating Partnership and any issuance of additional partnership interests in the Operating Partnership. These expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership's books and records, management of the Operating Partnership's property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns.

Our Exculpation and Indemnification

        The partnership agreement generally provides that neither we, as general partner of the Operating Partnership, nor any of our officers, directors or employees, will be liable to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that we may do or not do in connection with the business and affairs of the Operating Partnership if we carry out our duties in good faith. Our liability in any event is limited to our interest in the Operating Partnership. We have no further liability for the loss of any limited partner's capital. In addition, we are not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the Operating Partnership's consultants, contractors or agents provided that we have used good faith in the selection of those contractors, consultants and agents. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors that we select. Any action we take or fail to take in reliance upon the opinion of such a consultant on a matter that we reasonably believe is within the consultant's professional or expert competence is presumed to be done in good faith.

        The partnership agreement also requires the Operating Partnership to indemnify us, our directors and officers, and other persons that we may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that:

  •
  the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

  •
  the indemnified person actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

        Any indemnification claims must be satisfied solely out of the assets of the Operating Partnership and any insurance proceeds from the liability policy covering our officers and directors and such other persons that we may from time to time designate. The Operating Partnership may also purchase and maintain insurance on behalf of our directors and officers, and other persons that we may from time to time designate, against any liability, and related expenses, that may be asserted against such person in connection with the activities of the Operating Partnership, regardless of whether the partnership would have the power to indemnify that person against such liability under the partnership agreement.

Sales of Assets; Liquidation

        Under the partnership agreement, as general partner, we generally have the exclusive authority to determine whether, when and on what terms, the Operating Partnership will sell its assets (including our properties, which we own through the Operating Partnership). However, we have agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for limited units in the Operating Partnership, not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for units.

        A merger of the Operating Partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under "Amendment of the Partnership Agreement." A sale or disposition of all or substantially all of the Operating Partnership's assets generally requires an affirmative vote of the limited partners (other than the general partner, the preferred limited partners and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the general partner) holding a majority of the outstanding percentage interest of all limited partners (other than the general partner, the preferred limited partners and any limited partner 50% or more of whose equity is owned, directly or indirectly, by the general partner). A dissolution or liquidation of the Operating Partnership generally requires our approval as well as the consent of limited partners holding ninety percent (90%) of the outstanding percentage interest of all limited partners.

Capital Contribution

        The Operating Partnership's partnership agreement provides that if the Operating Partnership requires additional funds at any time and from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, we may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of the funds. As an alternative to borrowing funds required by the Operating Partnership, we may contribute the amount of the required funds as an additional capital contribution to the Operating Partnership. We may also raise additional funds by accepting additional capital contributions, in the form of cash, real property or other non-cash assets. If we contribute additional capital to the Operating Partnership, our partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we make additional capital contributions.

Distributions

        The partnership agreement generally provides that the Operating Partnership will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are outstanding, the Operating Partnership will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. "Available cash" is generally defined as the sum of the partnership's net income or net loss, depreciation and all non-cash charges deducted to determine net income or net loss, the reduction in reserves of the partnership, the excess of net proceeds from the sale, exchange, disposition or refinancing of partnership property over the gain or loss recognized from such transaction and all other cash received by the partnership, minus all principal debt payments, capital expenditures, investments in any entity, expenditures and payments not deducted in determining net income or net loss, any amount included in determining net income or net loss that was not received by the partnership, increases in reserves and amount of any working capital accounts and other cash or similar balances which we, as general partner, determine to be necessary or appropriate. Other than as described below, neither we nor the limited partners are currently entitled to any preferential or disproportionate distributions of available cash with respect to the units.

Preferred Units

        General.    As of February 4, 2020, only series Q and series T preferred units of the Operating Partnership are outstanding. In accordance with the terms of the partnership agreement, we are required to contribute the net proceeds of the sale of any new series of preferred stock to the Operating Partnership in exchange for the issuance by the Operating Partnership of a corresponding series of preferred units that generally mirror the rights, preferences and other terms of the preferred stock. Additionally, the Operating Partnership may from time to time issue additional series of preferred units to unitholders from time to time in exchange for cash or other property.

        Each series of preferred units of the Operating Partnership rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating Partnership:

  •
  senior to the common units of the Operating Partnership and to all units of the Operating Partnership that provide that they rank junior to such series of preferred units;

  •
  junior to all units which rank senior to such series of preferred units; and

  •
  on a parity with all units expressly designated by the Operating Partnership to rank on a parity with such series of preferred units.

        Redemption.    If we redeem any shares of a series of preferred stock, the Operating Partnership will redeem the number of preferred units of the corresponding series equal to the number of such series of preferred stock to be redeemed at a redemption price payable in cash equal to the product of the number of such series of preferred units being redeemed and the sum of the stated liquidation preference for such series plus any deficiency still owing under prior distributions.

        Liquidation Preference.    The distribution and income allocation provisions of the partnership agreement have the effect of providing each series of preferred unit with a liquidation preference to each holder of such series of preferred units equal to the holder's capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the Operating Partnership, other than any parity preferred units and any senior preferred units that we may issue.

Common Limited Partnership Units

        Redemption Rights.    Holders of common limited partnership units in the Operating Partnership have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the Operating Partnership (or such other date agreed to by the Operating Partnership and the applicable unit holders), to require the Operating Partnership to redeem part or all of their common units for cash (based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption) or the Operating Partnership may, in its sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in our charter) elect to have us exchange those common units for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events. With each redemption or exchange, our percentage ownership interest in the Operating Partnership will increase. Common limited partners may exercise this redemption right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by the board of directors, assuming common stock was issued in the exchange. Holders of performance units also have limited redemption rights, as discussed under the caption "Performance Units" below.

        Registration Rights.    We have granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common limited partnership units in the Operating Partnership or otherwise. We have agreed to file and generally keep continuously effective (unless an exemption from registration is available for the resale of those shares) generally beginning on or as soon as practicable after one year after issuance of common limited partnership units a registration statement covering the issuance of shares of common stock upon exchange of the units and the resale of the shares. We will bear expenses incident to our registration obligations upon exercise of registration rights, including the payment of federal securities and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.

Class A Common Units

        The Operating Partnership has issued and has outstanding a class of common limited partnership units that have been designated class A common limited partnership units. The class A common units generally have the same rights as the existing common limited partnership units of the Operating Partnership described above, except that the class A units are entitled to a quarterly distribution equal to $0.64665 per unit so long as the common limited partnership units receive a quarterly distribution of at least $0.40 per unit (in the event the common limited partnership units receive a quarterly distribution of less than $0.40 per unit, the class A common unit distribution would be reduced by a proportionate amount). Class A common units were initially convertible into common limited partnership units at an initial conversion rate of one-for-one. The conversion rate will be increased or decreased to the extent that, at the time of conversion, the net present value of the distributions paid with respect to the class A common units are less or more than the distributions paid on common limited partnership units from the time of issuance of the class A common units until the time of conversion. At December 31, 2019 the class A common units were convertible into 8.4 million common limited partnership units. The Operating Partnership may redeem the class A common units at any time after October 7, 2025, for an amount in cash equal to the then-current number of the common limited partnership units into which the class A common units are convertible, multiplied by $43.11, subject to the holders' right to convert the class A common units into common limited partnership units.

Series T Preferred Units

        The Operating Partnership has issued and has outstanding a class of preferred limited partnership units that have been designated "6.25% Series T Cumulative Redeemable Preferred Partnership Units" (the "Series T Preferred Units"). The Series T Preferred Units generally have the same rights as the existing preferred limited partnership units of the Operating Partnership described above, except that the Series T Preferred Units are entitled to cumulative preferential cash distributions at the rate per annum of 6.25% of the stated value of $25 per Series T Preferred Unit. Such distributions are payable (i) quarterly in arrears, on or before March 31, June 30, September 30 and December 31 of each year commencing on the first such date to occur after the original date of issuance, and (ii) in the event of a redemption of Series T Preferred Units, on the redemption date.

        Holders of Series T Preferred Units may require the Operating Partnership to redeem their Series T Preferred Units, in whole or in part, upon ten (10) days written notice, at a redemption price, payable in cash, equal to the original capital contribution of such holder with respect to such Series T Preferred Units plus the cumulative preferential cash distributions with respect to such Series T Preferred Units, whether or not declared, to the redemption date to the extent not previously distributed (the "Series T Redemption Price"). Partial redemptions at the holder's option are limited to once per calendar quarter, and must be in a minimum amount of one thousand (1,000) Series T Preferred Units. Subject to holding periods set forth in the Operating Partnership's partnership agreement, the Operating Partnership may, at its sole option, redeem the Series T Preferred Units in whole or in part, upon at least thirty (30) days' written notice, at the Series T Redemption Price.

Performance Units

        Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, certain of our current and former executive officers, in their capacity as limited partners of the Operating Partnership, have received performance units. The performance units are similar to common limited partnership units in many respects, including the right to share in operating distributions, and allocations of operating income and loss of the Operating Partnership on a pro rata basis with common limited partnership units, and certain redemption rights, including limited rights to cause the Operating Partnership to redeem the performance units for cash or, at the Operating Partnership's option, to have us exchange the performance units for shares of our common stock. However, a holder of performance units may not require the Operating Partnership to redeem, and the Operating Partnership may not redeem, any performance units in excess of the number of performance units equal to the amount of the unitholder's capital account balance immediately following the revaluation of the Operating Partnership assets pursuant to the partnership agreement, divided by the fair market value of a share of our common stock.

LTIP Units

        We may issue LTIP units in the Operating Partnership to certain of our officers. An LTIP unit represents a partnership interest in the Operating Partnership. The LTIP units are similar to common limited partnership units in many respects, including the right to share in operating distributions and allocations of operating income and loss of the Operating Partnership on a pro rata basis with common limited partnership units. After vesting and the satisfaction of certain conditions, an LTIP unit may be exchangeable for a common unit in the Operating Partnership and then redeemable for a share of common stock or cash at the election of the Operating Partnership.

Removal of the General Partner; Transferability of Our Interests; Treatment of Limited Partnership Units in Significant Transactions

        The limited partners may not remove us as general partner of the Operating Partnership, with or without cause, other than with our consent. The partnership agreement provides that we may not withdraw from the Operating Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of limited partners other than the preferred limited partners, holding a majority of limited partner units (excluding any preferred limited units) then outstanding and the admission of a successor general partner. However, except as set forth below, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent.

        Neither we nor the Operating Partnership may engage in any merger, consolidation or other combination, or effect any reclassification, recapitalization or change of its outstanding equity interests, and we may not sell all or substantially all of our assets unless in connection with such a termination transaction all holders of limited partnership units other than preferred units either will have the right to receive, for each unit, an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share of common stock as consideration pursuant to such a termination transaction. If, in connection with the termination transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of our common stock, each holder of limited partnership units other than preferred units will have the right to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Performance units also have the benefit of these provisions, irrespective of the capital account then applicable to the performance units. We and the Operating Partnership may also engage in a merger, consolidation or other combination, or effect any reclassification, recapitalization or change or our outstanding equity interests, and we may also sell all or substantially all of our assets if the following conditions are met:

  •
  substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership;

  •
  the holders of common limited partnership units, including the holders of any performance units, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

  •
  the rights, preferences and privileges of the holders in the surviving partnership, including the holders of performance units, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to performance units, for such differences with units regarding liquidation, redemption or exchange as are described in the partnership agreement); and

  •
  such rights of the common limited partners, including the holders of performance units issued or to be issued, include at least one of the following:

  •
  the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

  •
  the right to redeem their units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of such securities and our common stock.

        Our board of directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners of the Operating Partnership as of the time of the termination transaction and, to the extent applicable, the values will be no less favorable to the holders of common limited partnership units than the relative values reflected in the terms of the termination transaction.

        In addition, in the event of a termination transaction, the arrangements with respect to performance units and performance shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining performance shares, and resulting issuance of any performance units, as of the consummation of the termination transaction.

Duties and Conflicts

        Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

Meetings; Voting

        As general partner, we may call meetings of the limited partners of the Operating Partnership on our own motion, and must call a meeting of the limited partners upon written request of limited partners owning at least 25% of the then outstanding limited partnership units that are entitled to vote on the matters to be voted upon at such meeting. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of units the limited partner holds. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

Amendment of the Partnership Agreement

        We or limited partners owning at least 25% of the then outstanding limited partnership units entitled to vote may propose amendments to the Operating Partnership's partnership agreement. Generally, the partnership agreement may be amended with our approval, as general partner, and partners (including us but not including the preferred limited partners) holding a majority of the partnership interests then outstanding other than preferred limited partnership interests. Certain provisions regarding, among other things, our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, we have the power, without the consent of the limited partners, to amend the partnership agreement as may be required to, among other things:

  •
  add to our obligations as general partner or surrender any right or power granted to us as general partner;

  •
  reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

  •
  establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

  •
  reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement;

  •
  satisfy any requirements of federal, state or local law;

  •
  reflect such changes as are reasonably necessary for us to maintain our status as a REIT; and

  •
  modify the manner in which capital accounts are computed.

        We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things:

  •
  convert a limited partner's interest into a general partner's interest;

  •
  modify the limited liability of a limited partner;

  •
  alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

  •
  alter the limited partner's redemption or exchange right.

Term

        The Operating Partnership will continue in full force and effect for approximately 99 years from its formation or until sooner dissolved pursuant to the terms of the partnership agreement.

DESCRIPTION OF CERTAIN PROVISIONS OF THE
PARTNERSHIP AGREEMENT OF PROLOGIS 2, L.P.

        A portion of our assets are held by or through Prologis 2, L.P. As the sole direct owner of AMB Property Holding Corporation, the general partner of Prologis 2, L.P., we have the exclusive right and power to manage Prologis 2, L.P. Our interest in Prologis 2, L.P. is designated as an indirect general partner interest. We have summarized certain terms and provisions of Prologis 2, L.P.'s partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. See "Where You Can Find More Information."

General

        Holders of limited partnership units hold limited partnership interests in Prologis 2, L.P., and all holders of partnership interests (including AMB Property Holding Corporation in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, Prologis 2, L.P. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock that we may issue upon exchange of the class B common units and the shares of preferred stock that we may issue upon exchange of preferred units may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of Prologis 2, L.P. have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of Prologis 2, L.P. units, as described below.

Purpose, Business and Management

        Prologis 2, L.P. is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. AMB Property Holding Corporation, our wholly owned subsidiary, is the general partner of Prologis 2, L.P.

        Prologis 2, L.P. is authorized to conduct any business that a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act may lawfully conduct, except that the partnership agreement requires that the partnership conduct its business in such a manner that will permit us to be classified as a REIT under Section 856 of the Code, unless we cease to qualify as a REIT for reasons other than the conduct of the business of Prologis 2, L.P. Subject to the foregoing limitation, Prologis 2, L.P. may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

        AMB Property Holding Corporation, the general partner of Prologis 2, L.P., has the exclusive power and authority to conduct the business of Prologis 2, L.P., subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.

        AMB Property Holding Corporation, the general partner of Prologis 2, L.P., has the right to make all decisions and take all actions with respect to Prologis 2, L.P.'s acquisition and operation of our properties and all other assets and businesses of or related to Prologis 2, L.P. No limited partner may take part in the conduct or control of the business or affairs of Prologis 2, L.P. by virtue of its interest in the partnership. In particular, each limited partner expressly acknowledges in the partnership agreement that as general partner, AMB Property Holding Corporation is acting on behalf of Prologis 2, L.P., Prologis 2, L.P.'s limited partners and the stockholders of Prologis, Inc., collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of Prologis 2, L.P. AMB Property Holding Corporation has no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of its action or inaction as the general partner of Prologis 2, L.P. as long as AMB Property Holding Corporation acted in good faith. Limited partners have no right or authority to act for or to bind Prologis 2, L.P. Limited partners of Prologis 2, L.P. have no authority to transact business for, or participate in the management activities or decisions of, Prologis 2, L.P., except as provided in the partnership agreement or as required by applicable law.

Engaging in Other Businesses; Conflicts of Interest; Transactions Between Prologis 2, L.P. and the General Partner and its Affiliates

        AMB Property Holding Corporation may not, without the consent of the holders of a majority of the limited partnership interests, conduct any business other than in connection with the ownership, acquisition and disposition of Prologis 2, L.P. interests as a general partner and the management of the business of Prologis 2, L.P., and activities that are incidental to these activities. Unless it otherwise agrees, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of Prologis 2, L.P. The Prologis 2, L.P. partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for Prologis 2, L.P. to own those businesses or assets. In the exercise of its power and authority under the partnership agreement, AMB Property Holding Corporation may contract and otherwise deal with or otherwise obligate Prologis 2, L.P. to entities in which AMB Property Holding Corporation, we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest. AMB Property Holding Corporation may retain persons or entities that AMB Property Holding Corporation selects (including itself, us, any entity in which we have an interest or any entity with which we are affiliated) to provide services to or on behalf of Prologis 2, L.P.

Reimbursement of the General Partner

        AMB Property Holding Corporation does not receive any compensation for its services as general partner of Prologis 2, L.P. However, as a partner in Prologis 2, L.P., AMB Property Holding Corporation has rights to allocations and distributions of the partnership. In addition, Prologis 2, L.P. reimburses AMB Property Holding Corporation for all expenses it incurs relating to ownership of interests in and operation of, or for the benefit of, Prologis 2, L.P. Prologis 2, L.P. will reimburse AMB Property Holding Corporation for all expenses incurred relating to the ongoing operation of Prologis 2, L.P. and any issuance of additional partnership interests in Prologis 2, L.P. These expenses include those incurred in connection with the administration and activities of Prologis 2, L.P., such as the maintenance of the partnership's books and records, management of the partnership's property and assets, and preparation of information regarding the partnership provided to the partners in the preparation of their individual tax returns.

Exculpation and Indemnification of the General Partner

        The partnership agreement generally provides that neither the general partner of Prologis 2, L.P., nor any of its officers, directors or employees will be liable to Prologis 2, L.P. or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that the general partner may do or not do in connection with the business and affairs of Prologis 2, L.P. if its general partner carries out its duties in good faith. In addition, the general partner is not responsible for any misconduct, negligent act or omission of any of its consultants, contractors or agents, or any of Prologis 2, L.P.'s consultants, contractors or agents, provided that the general partner uses good faith in the selection of those contractors, consultants and agents. The general partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that it selects. Any action taken or omitted to be taken in reliance upon the opinion of such a consultant on a matter that the general partner reasonably believes is within the consultant's professional or expert competence is presumed to be done in good faith.

        The partnership agreement also requires Prologis 2, L.P. to indemnify the general partner, its directors and officers, and other persons that the general partner may from time to time designate against any loss or damage, including reasonable legal fees and expenses incurred by the person by reason of anything the person may do or not do for or on behalf of Prologis 2, L.P. or in connection with its business or affairs unless it is established that:

  •
  the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

  •
  the indemnified person actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

        Any indemnification claims must be satisfied solely out of the assets of Prologis 2, L.P. and any insurance proceeds from the liability policy covering the general partner's officers and directors and other persons that the general partner may from time to time designate. Prologis 2, L.P. may also purchase and maintain insurance on behalf of the general partner's directors and officers, and other persons that the general partner may from time to time designate, against any liability, and related expenses, that may be asserted against such person in connection with the activities of Prologis 2, L.P., regardless of whether Prologis 2, L.P. would have the power to indemnify that person against such liability under the partnership agreement.

Sales of Assets; Liquidation

        Under the partnership agreement, the general partner generally has the exclusive authority to determine whether, when and on what terms, Prologis 2, L.P. will sell its assets.

        A merger of Prologis 2, L.P. with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under "Amendment of the Partnership Agreement." A sale or disposition of all or substantially all of Prologis 2, L.P.'s assets generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners holding common units (other than the preferred limited partners). A dissolution or liquidation of Prologis 2, L.P. generally requires our approval as well as the affirmative vote of limited partners holding ninety percent (90%) of the outstanding percentage interest of all limited partners.

Capital Contribution

        Prologis 2, L.P.'s partnership agreement provides that if Prologis 2, L.P. requires additional funds at any time and from time to time in excess of funds available to Prologis 2, L.P. from borrowings or capital contributions, Prologis 2, L.P. may borrow funds from a financial institution or other lender. As an alternative to borrowing funds required by Prologis 2, L.P., the general partner may accept additional capital contributions to Prologis 2, L.P. Prologis 2, L.P. may also raise additional funds by accepting additional capital contributions, in the form of cash, real property or other non-cash assets. If additional capital contributions to Prologis 2, L.P. are accepted, the partnership interest of the contributors in Prologis 2, L.P. will be increased on a proportionate basis.

Distributions

        The partnership agreement generally provides that Prologis 2, L.P. will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of Prologis 2, L.P. in proportion to their percentage interests in the partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are issued and outstanding, Prologis 2, L.P. will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. Except as provided for in the partnership agreement with respect to class B common units, no partnership interest is entitled to a distribution in preference to any other partnership interest. "Available cash" is generally defined as the sum of Prologis 2, L.P.'s net income or net loss, depreciation and all non-cash charges deducted to determine net income or net loss, the reduction in reserves of the partnership, the excess of net proceeds from the sale, exchange, disposition or refinancing of partnership property over the gain or loss recognized from such transaction and all other cash received by the partnership, minus all principal debt payments, capital expenditures, investments in any entity, expenditures and payments not deducted in determining net income or net loss, any amount included in determining net income or net loss that was not received by Prologis 2, L.P., increases in reserves and amount of any working capital accounts and other cash or similar balances which the general partner determines to be necessary or appropriate.

Class A Common Units

        The class A common units rank junior to all partnership units of Prologis 2, L.P. including Class B common units, other than any class or series of partnership interest expressly designated as ranking junior to the class A common units. Holders of a majority of the class A common units may elect to remove the general partner, with or without cause, and select a successor general partner. The class A common units are not redeemable or exchangeable, and are not entitled to receive any distributions or liquidation preference.

        All class A common units are limited partnership units, unless held by the general partner. All class B common units acquired by us pursuant to a redemption of the class B common units in exchange for shares of our common stock (as described more fully below) will automatically be converted into and deemed to be class A common units. We will contribute any such class A common units to our Operating Partnership in exchange for additional partnership units in our Operating Partnership.

        As of the date of this prospectus, AMB Property Holding Corporation holds approximately 1% of the issued and outstanding class A common units, and the remainder of the issued and outstanding class A common units are held by the Operating Partnership.

Class B Common Units

        General.    All class B common units are limited partnership units. The class B common units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Prologis 2, L.P.:

  •
  senior to Prologis 2, L.P.'s class A common units, all classes or series of common partnership units not expressly designated as ranking senior to the class B common units and any partnership units which by their terms are expressly designated as ranking junior to the class B common units;

  •
  junior to all classes or series of preferred partnership units; and

  •
  on parity with all partnership units which by their terms are expressly designated as raking on parity with the class B common units.

        Distribution Rights.    Each class B common unit is entitled to receive cumulative preferential distributions equal to any dividends paid on our common stock, calculated as if each unit had been converted into a single share of common stock immediately prior to the record day for the payment of the respective dividend.

        Redemption and Exchange.    Beginning one year after the date such units are issued, the holders of class B common units generally may require Prologis 2, L.P. to redeem some or all of their class B common units for cash at a price equal to the average of the daily market price of a share of our common stock for the ten consecutive trading days prior to such redemption, provided, however, that Prologis 2, L.P. may elect to have us acquire some or all of the class B common units so tendered in which case the class B common units shall be exchanged for our common stock on a one-for-one basis (as adjusted for dividends, distributions, splits, subdivisions, reverse splits or combinations).

        The right of the holders of class B common units to cause a redemption, or of Prologis 2, L.P. to cause an exchange of the class B common units for shares of our common stock, shall in each case be subject to the restrictions on ownership and transfers set forth in our charter in order for us to maintain our qualification as a REIT for federal income tax purposes.

        Registration Rights.    We have granted to the holders of class B common units certain registration rights with respect to the shares of our common stock issuable upon exchange of the class B common units.

Removal of the General Partner

        The limited partners may not remove the general partner of Prologis 2, L.P. with or without cause; provided, however, that holders of a majority of the class A common units (all outstanding shares of which are held by AMB Property Holding Corporation and the Operating Partnership as of the date of this prospectus) may remove the general partner with or without cause.

Duties and Conflicts

        Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements that most of our executive officers have entered into with us, and subject to any agreements entered into by a limited partner or its affiliates with AMB Property Holding Corporation, us or the Operating Partnership (or a subsidiary of AMB Property Holding Corporation, us or the Operating Partnership), any limited partner of Prologis 2, L.P. may engage in other business activities outside Prologis 2, L.P., including business activities that directly compete with Prologis 2, L.P.

Meetings; Voting

        The general partner may call meetings of the limited partners of Prologis 2, L.P. on its own motion, and shall call meetings of the limited partners upon written request of limited partners owning at least 25% of the then outstanding limited partnership units that are entitled to vote on the matters to be voted upon at such meeting. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. Except as otherwise provided in the partnership agreement, each limited partner has a vote equal to the number of units the limited partner holds on matters for which limited partners are entitled to vote. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

Amendment of the Partnership Agreement

        Amendments to Prologis 2, L.P.'s partnership agreement may be proposed by the general partner or limited partners owning at least 25% of the then outstanding limited partnership units entitled to consent to or approve the matter addressed in the proposed amendment. Generally, the partnership agreement may be amended with the approval of the general partner and partners (including AMB Property Holding Corporation, but not including the preferred limited partners) holding a majority of all partnership interests then outstanding, other than preferred limited partners. Amendments of certain provisions regarding, among other things, the dissolution of Prologis 2, L.P., the general assignment for the benefit of creditors of Prologis 2, L.P.'s assets, the appointment of a custodian, receiver or trustee for any all of the Prologis 2, L.P.'s assets, the institution of bankruptcy proceedings, the confession of a judgment against Prologis 2, L.P. or the entrance into a merger, consolidation or other combination of the partnership with or into another entity, may not be made without the approval of partners (other than preferred limited partners) holding a majority of the percentage interests of the partners in addition to any consents of the limited partners required to be obtained by the partnership agreement. The general partner has the power, without the consent of the partners, to amend the partnership agreement as may be required to, among other things:

  •
  add to the obligations of AMB Property Holding Corporation as general partner or surrender any right or power granted to AMB Property Holding Corporation as general partner for the benefit of the limited partners;

  •
  reflect the admission, substitution, termination or withdrawal of partners or reduction in partnership units in accordance with the terms of the partnership agreement;

  •
  establish the designations, rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

  •
  reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of or make other changes concerning matters under the partnership agreement not inconsistent with law or with other provisions of the partnership agreement;

  •
  satisfy any requirements of federal, state or local law;

  •
  to reflect such changes as are reasonably necessary for us to maintain our status as a REIT; and

  •
  modify the manner in which capital accounts are computed.

        AMB Property Holding Corporation may not, without the consent of each limited partner that would be adversely affected, take any action or make certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of Prologis 2, L.P. or otherwise, that would, among other things,

  •
  convert a limited partner's interest into a general partner's interest;

  •
  modify the limited liability of a limited partner;

  •
  alter the rights of a partner to receive any distributions (except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

  •
  alter the class B limited partners' redemption or exchange rights.

Term

        Prologis 2, L.P. will continue in full force and effect for approximately 99 years from its formation or until sooner dissolved pursuant to the terms of the partnership agreement.

DESCRIPTION OF DEBT SECURITIES OF PROLOGIS, L.P.

        The debt securities of Prologis, L.P. are to be issued under an Indenture, dated as of June 8, 2011, (the "Original Indenture") among Prologis, L.P., Prologis, Inc. as guarantor, and U.S. Bank National Association, as trustee. The Indenture has been supplemented by a First Supplemental Indenture dated as of June 8, 2011, a Second Supplemental Indenture dated as of June 8, 2011, a Third Supplemental Indenture dated as of June 8, 2011, a Fourth Supplemental Indenture dated as of June 8, 2011, a Fifth Supplemental Indenture dated as of August 15, 2013, a Sixth Supplemental Indenture dated as of December 3, 2013, a Seventh Supplemental Indenture dated as of February 20, 2014 and an Eighth Supplemental Indenture dated as of June 7, 2017. We collectively refer to the Original Indenture as amended and supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture as the "OP Indenture." The Original Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under "Where You Can Find More Information." The OP Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the OP Indenture and the debt securities to be issued pursuant to the OP Indenture are summaries of some of the provisions of the OP Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the OP Indenture and the debt securities. As used in this section, "Description of Debt Securities of Prologis, L.P.," the term "Operating Partnership" refers only to Prologis, L.P. and not to any of its subsidiaries and the term "Company" refers only to Prologis, Inc. and not to any of its subsidiaries. When used under this section "Description of Debt Securities of Prologis, L.P.," the term "debt securities" refers to the debt securities issued under the OP Indenture.

General

        The debt securities will be the Operating Partnership's direct, unsecured and unsubordinated obligations and will rank pari passu with all of the Operating Partnership's other unsecured and unsubordinated indebtedness outstanding from time to time and may be fully and unconditionally guaranteed by the Company except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of the Company and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of the Operating Partnership and the Company that is both secured and unsubordinated to the extent of the assets securing such indebtedness.

        Except as set forth below under "—Covenants—Limitations on incurrence of debt," the OP Indenture will not contain any provisions that would limit the Operating Partnership's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control. Although the covenants described under "—Covenants—Limitations on incurrence of debt" impose certain limitations on the incurrence of additional indebtedness, the Operating Partnership and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.

        The OP Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the OP Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the OP Indenture, the Operating Partnership will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Company, as general partner of the Operating Partnership, or as established in one or more indentures supplemental to the OP Indenture.

        Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:

          (1)   the title of the series of debt securities;

          (2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;

          (3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;

          (4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;

          (5)   the rate or rates at which the debt securities will bear interest, if any—which may be fixed or variable—or the method by which the rate or rates will be determined;

          (6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

          (7)   the place or places where the principal of—and premium or make-whole amounts, if any—and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the OP Indenture may be served;

          (8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

          (9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

          (10) if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;

          (11) whether the amount of payments of principal—and premium or make-whole amounts, if any—or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;

          (12) whether the principal—and premium or make-whole amounts, if any—or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

          (13) any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the OP Indenture;

          (14) whether the debt securities of the series will be issued in certificated or book-entry form;

          (15) whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than $1,000 and any integral multiple of the debt securities;

          (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the OP Indenture to the series of debt securities and any additions to or substitutions of the provisions;

          (17) if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

          (18) whether and under what circumstances we will pay additional amounts as contemplated in the OP Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;

          (19) whether the debt securities will be guaranteed; and

          (20) any other terms of the series of debt securities not inconsistent with the provisions of the OP Indenture.

        The Operating Partnership may issue original issue discount securities. "Original issue discount securities" refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.

Guarantees

        Unless specified otherwise in the applicable prospectus supplement, the OP Indenture provides that the Operating Partnership's obligations under the debt securities will be guaranteed by the Company. The Company's guarantee of the debt securities will rank pari passu in right of payment with all of the Company's unsecured and unsubordinated indebtedness, including the Company's indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by the Company will be effectively subordinated to all of the mortgages and other secured indebtedness of the Company and all of the secured and unsecured indebtedness and other liabilities of its subsidiaries. The obligations of the Company under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer's certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

Denominations

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Principal and interest

        Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of U.S. Bank National Association, currently located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; provided that, at the Operating Partnership's option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

        Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, "Business day" means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the OP Indenture.

Merger, Consolidation or Sale

        The Operating Partnership may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

          (1)   after the transaction, the Operating Partnership is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than the Operating Partnership, that entity must also assume the Operating Partnership's payment obligations under the OP Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the OP Indenture;

          (2)   after giving effect to the transaction and treating any indebtedness which became an obligation of the Operating Partnership or any of the Operating Partnership's subsidiaries as a result of the transaction as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the OP Indenture; and

          (3)   the continuing entity delivers an officers' certificate and legal opinion covering (1) and (2) above.

        The OP Indenture provides that the Company, as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

  •
  either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor's obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the OP Indenture and its guarantee;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

  •
  such guarantor delivers to the trustee an officers' certificate and legal opinion covering compliance with these conditions.

        In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.

        Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

Covenants

        This section describes covenants the Operating Partnership makes in the OP Indenture, for the benefit of the holders of certain series of debt securities.

        Existence.    Except as permitted under "—Merger, Consolidation or Sale," the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of the Operating Partnership and its subsidiaries; provided, however, that the Operating Partnership will not be required to preserve any right or franchise if the Operating Partnership determines that the preservation of the right or franchise is no longer desirable in the conduct of the Operating Partnership's business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of taxes and other claims.    The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Operating Partnership or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Operating Partnership's property or any subsidiary; provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    Whether or not the Operating Partnership or the Company are subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership and the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Operating Partnership and the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Operating Partnership and the Company would have been required so to file such documents if the Operating Partnership and the Company were so subject.

        The Operating Partnership and the Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership and the Company are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and the Company were subject to such sections and (y) if filing such documents by the Operating Partnership and the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

        Limitations on incurrence of debt.    The Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all the Operating Partnership's outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

          (1)   the Operating Partnership's Total Assets as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        Additionally, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

          (1)   such Debt and any other Debt incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

          (2)   the repayment or retirement of any other Debt by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

          (3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

          (4)   in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis.

        In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Operating Partnership's property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Operating Partnership's outstanding Debt and the outstanding Debt of the Operating Partnership's Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the Operating Partnership property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):

          (1)   the Operating Partnership's Total Assets as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        For purposes of the covenants described under this "—Limitations on incurrence of debt," Debt shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        Nothing in the above covenants shall prevent: (i) the incurrence by the Operating Partnership or any Subsidiary of Debt between or among the Operating Partnership, any Subsidiary or any Equity Investee or (ii) the Operating Partnership or any Subsidiary from incurring Refinancing Debt.

        For purposes of the foregoing covenants the following definitions apply:

          "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries' Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

          "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

            (A)  interest on Debt of the Operating Partnership and its Subsidiaries,

            (B)  provision for taxes of the Operating Partnership and its Subsidiaries based on income,

            (C)  amortization of debt discount,

            (D)  provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,

            (E)  extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),

            (F)  the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

            (G)  amortization of deferred charges, and

            (H)  any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.

          "Debt" of the Operating Partnership or any Subsidiary means any indebtedness of the Operating Partnership or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of :

            (1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,

            (2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary,

            (3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,

            (4)   the principal amount of all obligations of the Operating Partnership or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or

            (5)   any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected on the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Operating Partnership or any Subsidiary).

          "Disqualified Stock" means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

          "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.

          "Equity Investee" means any Person in which the Operating Partnership or any Subsidiary hold an ownership interest that is accounted for by the Operating Partnership or a Subsidiary under the equity method of accounting.

          "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, "GAAP" means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.

          "Permitted Encumbrances" means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Refinancing Debt" means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.

          "Subsidiary" means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, "voting capital stock" means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

          "Total Assets" means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of the Operating Partnership and its Subsidiaries' other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.

          "Total Unencumbered Assets" means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries not subject to an Encumbrance; provided, however, "Total Unencumbered Assets" does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of the Operating Partnership or any Subsidiary.

        Maintenance of properties.    The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Operating Partnership's properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries will not be prevented from selling or otherwise disposing for value the Operating Partnership's properties in the ordinary course of business.

        Insurance.    The Operating Partnership will, and will cause each of the Operating Partnership's subsidiaries to, keep in force upon all of the Operating Partnership's properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Events of Default, Notice and Waiver

        The OP Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:

          (1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;

          (2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;

          (3)   default in making any sinking fund payment as required for any debt securities of such series;

          (4)   default in the performance of any other of the Operating Partnership's covenants contained in the OP Indenture, other than a covenant in the OP Indenture solely for the benefit of another series of debt securities issued under the OP Indenture, which continues for 60 days after written notice as provided in the OP Indenture;

          (5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of the Operating Partnership's subsidiaries, which the Operating Partnership has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the OP Indenture;

          (6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against the Operating Partnership or any of the Operating Partnership's subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

          (7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Operating Partnership, the Company or any significant subsidiary or for all or substantially all of the Operating Partnership's or its significant subsidiary's property.

        The term significant subsidiary means each of the Operating Partnership's significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

        If an event of default under the OP Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to the Operating Partnership that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if the Operating Partnership shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the OP Indenture. The OP Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the OP Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.

        The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the OP Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.

        The OP Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the OP Indenture or for any remedy which the OP Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.

        Subject to provisions in the OP Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the OP Indenture at the request or direction of any holders of any series of debt securities then outstanding under the OP Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the OP Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.

        Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the OP Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the OP Indenture

        Modifications and amendments of the OP Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the OP Indenture, including the debt securities, which are affected by such modification or amendment;

provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

          (1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

          (2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

          (3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

          (5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the OP Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the OP Indenture or to reduce the quorum or voting requirements set forth in the OP Indenture;

          (6)   modify any of the provisions relating to modification of the OP Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

          (7)   release any guarantor from any of its obligations under its guarantee or the OP Indenture, except in accordance with the terms of the OP Indenture.

        The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive the Operating Partnership's compliance with covenants in the OP Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.

        Modifications and amendments of the OP Indenture may be made by the Operating Partnership and the trustee without the consent of any holder of debt securities for any of the following purposes:

          (1)   to evidence the succession of another person to the Operating Partnership as obligor or to any guarantor under the OP Indenture;

          (2)   to add to the Operating Partnership's or any guarantor's covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the OP Indenture;

          (3)   to add events of default for the benefit of the holders of all or any series of debt securities;

          (4)   to add to or change any of the provisions of the OP Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

          (5)   to add to, change or eliminate any of the provisions of the OP Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

          (6)   to secure the debt securities or related guarantees;

          (7)   to establish the form or terms of debt securities of any series;

          (8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the OP Indenture by more than one trustee;

          (9)   to cure any ambiguity, defect or inconsistency in the OP Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

          (10) to close the OP Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the OP Indenture under the Trust Indenture Act; or

          (11) to supplement any of the provisions of the OP Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.

        The OP Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the OP Indenture or whether a quorum is present at a meeting of holders of debt securities:

          (1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;

          (2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;

          (3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the OP Indenture; and

          (4)   debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any of the Operating Partnership's affiliates or of the other obligor will be disregarded.

        The OP Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the OP Indenture.

        Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the OP Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the OP Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the OP Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:

          (1)   there shall be no minimum quorum requirement for the meeting; and

          (2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the OP Indenture.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the OP Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the OP Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the OP Indenture and, subject to the OP Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and the Operating Partnership, if made in the manner specified above.

Discharge, Defeasance and Covenant Defeasance

        The Operating Partnership may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

        The Operating Partnership may take either of the following actions with respect to the debt securities:

          (1)   The Operating Partnership may defease and be discharged from any and all obligations with respect to the debt securities. However, the Operating Partnership would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, the Operating Partnership would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.

          (2)   With respect to the debt securities, the Operating Partnership may elect to effect covenant defeasance and be released from the Operating Partnership's obligations to fulfill the covenants contained under the heading "—Covenants" in this prospectus. Further, the Operating Partnership may elect to be released from the Operating Partnership's obligations with respect to any other covenant in the OP Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once the Operating Partnership has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.

        In either case, the Operating Partnership must irrevocably deposit the needed funds in trust with the trustee.

        The trust may only be established if, among other things, the Operating Partnership has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the OP Indenture.

        If after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and

          (1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or

          (2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder's election or the cessation of usage based on the applicable market exchange rate.

        "Conversion event" means the cessation of use of:

          (1)   a currency, currency unit or composite currency, other than the Euro or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

          (2)   the Euro for the settlement of transactions by public institutions of or within the European Union; or

          (3)   any currency unit or composite currency other than the Euro for the purposes for which it was established.

        All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership would remain liable to make payment of the amounts due at the time of acceleration.

Registration and Transfer

        Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Operating Partnership may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If the Operating Partnership has designated such a transfer agent or transfer agents, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for the series.

        Neither the Operating Partnership nor the trustee will be required to:

          (1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

          (2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

          (3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with The Depository Trust Company ("DTC") as depository. Each global security will be issued:

  •
  only in fully registered form; and

  •
  without interest coupons.

        You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

        Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        The Operating Partnership may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.

        What is a global security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. The Operating Partnership does this by requiring that the global securities be registered in the name of a financial institution the Operating Partnership selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the "Depository." Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

        Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

        Special investor considerations for global securities.    As an indirect holder, an investor's rights relating to global securities will be governed by the account rules of the investor's financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. The Operating Partnership does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.

        An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:

  •
  The investor cannot get debt securities registered in his or her own name.

  •
  The investor cannot receive physical certificates for his or her interest in the debt securities.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

  •
  The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global notes. The Operating Partnership and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. The Operating Partnership and the trustee also do not supervise DTC in any way.

        Exchanges among the global securities.    Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

        Certain book-entry procedures for the global securities.    The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Operating Partnership nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        Clearstream Banking, S.A.    Clearstream Banking S.A. ("Clearstream") has advised the Operating Partnership that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear.    Euroclear Bank SA/NV ("Euroclear") has advised the Operating Partnership that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

        DTC.    DTC has advised the Operating Partnership that it is the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System , a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.

        Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

        The Operating Partnership expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the OP Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the OP Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the OP Indenture or such global security. The Operating Partnership understands that under existing industry practice, in the event that the Operating Partnership requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the Operating Partnership nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

        Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the OP Indenture. Under the terms of the OP Indenture, the Operating Partnership and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Operating Partnership nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Operating Partnership nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

        Definitive securities.    A global security is exchangeable for definitive securities in registered certificated form ("Certificated Securities") if:

          (1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;

          (2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or

          (3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.

        In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Settlement and Payment

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. All payments of principal and interest will be made by the Operating Partnership in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to it.

No Personal Liability

        Except as provided in the OP Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of the Operating Partnership or the Company or any successor to the Operating Partnership or the Company will have any liability for any of the Operating Partnership's or the Company's obligations under the debt securities or the OP Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.

Trustee

        Unless otherwise described in the applicable prospectus supplement, U.S. Bank National Association will be the trustee, registrar and paying agent. Unless otherwise described in the applicable prospectus supplement, Elavon Financial Services DAC will be the paying agent for debt securities denominated in euro or pounds sterling. Unless otherwise described in the applicable prospectus supplement, Elavon Financial Services DAC will be the registrar for debt securities denominated in euro. Under the OP Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the OP Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of the Operating Partnership or the Company, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and the Company. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

        The OP Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the OP Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the OP Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the OP Indenture.

DESCRIPTION OF DEBT SECURITIES OF PROLOGIS EURO FINANCE LLC

        The debt securities of Prologis Euro Finance LLC are to be issued under an Indenture, dated as of August 1, 2018 (the "Euro Base Indenture") among Prologis Euro Finance LLC, Prologis, L.P., as guarantor, and U.S. Bank National Association, as trustee. The Euro Base Indenture has been supplemented by a First Supplemental Indenture, dated as of August 1, 2018. We collectively refer to the Euro Base Indenture as amended and supplemented by the First Supplemental Indenture as the "Euro Finance Indenture." The Euro Base Indenture and First Supplemental Indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under "Where You Can Find More Information." The Euro Finance Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Euro Finance Indenture and the debt securities to be issued pursuant to the Euro Finance Indenture are summaries of some of the provisions of the Euro Finance Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Euro Finance Indenture and the debt securities. When used under this section "Description of Debt Securities of Prologis Euro Finance LLC," the term "debt securities" refers to the debt securities issued under the Euro Finance Indenture.

General

        The debt securities will be Prologis Euro Finance LLC's direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis Euro Finance LLC's other unsecured and unsubordinated indebtedness outstanding from time to time and will be fully and unconditionally guaranteed by Prologis, L.P. except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of Prologis, L.P. and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of Prologis Euro Finance LLC and Prologis, L.P. that is both secured and unsubordinated to the extent of the assets securing such indebtedness.

        Except as set forth below under "—Covenants—Limitations on incurrence of debt," the Euro Finance Indenture will not contain any provisions that would limit Prologis, L.P.'s or Prologis Euro Finance LLC's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Prologis, L.P. or Prologis Euro Finance LLC or in the event of a change of control. Although the covenants described under "—Covenants—Limitations on incurrence of debt" impose certain limitations on the incurrence of additional indebtedness, Prologis, L.P. and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.

        The Euro Finance Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the Euro Finance Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the Euro Finance Indenture, Prologis Euro Finance LLC will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the sole member of Prologis Euro Finance LLC, or as established in one or more indentures supplemental to the Euro Finance Indenture.

        Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:

          (1)   the title of the series of debt securities;

          (2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;

          (3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;

          (4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;

          (5)   the rate or rates at which the debt securities will bear interest, if any—which may be fixed or variable—or the method by which the rate or rates will be determined;

          (6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

          (7)   the place or places where the principal of—and premium or make-whole amounts, if any—and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Euro Finance Indenture may be served;

          (8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

          (9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

          (10) if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;

          (11) whether the amount of payments of principal—and premium or make-whole amounts, if any—or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;

          (12) whether the principal—and premium or make-whole amounts, if any—or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

          (13) any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Euro Finance Indenture;

          (14) whether the debt securities of the series will be issued in certificated or book-entry form;

          (15) whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than €1,000 and any integral multiple of the debt securities;

          (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Euro Finance Indenture to the series of debt securities and any additions to or substitutions of the provisions;

          (17) if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

          (18) whether and under what circumstances we will pay additional amounts as contemplated in the Euro Finance Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;

          (19) whether the debt securities will be guaranteed; and

          (20) any other terms of the series of debt securities not inconsistent with the provisions of the Euro Finance Indenture.

        Prologis Euro Finance LLC may issue original issue discount securities. "Original issue discount securities" refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.

Guarantees

        Unless specified otherwise in the applicable prospectus supplement, the Euro Finance Indenture provides that Prologis Euro Finance LLC's obligations under the debt securities will be guaranteed by

Prologis, L.P. Prologis, L.P.'s guarantee of the debt securities will rank pari passu in right of payment with all of Prologis, L.P.'s unsecured and unsubordinated indebtedness, including Prologis, L.P.'s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by Prologis, L.P. will be effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, L.P. and all of the secured and unsecured indebtedness and other liabilities of its other subsidiaries. The obligations of Prologis, L.P. under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer's certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by Prologis, L.P.

Denominations

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Principal and interest

        Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of Elavon Financial Services DAC, currently located at 125 Old Broad Street, London EC2N 1AR, United Kingdom; provided that, at Prologis Euro Finance LLC's option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

        Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, "Business day" means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Euro Finance Indenture.

Merger, Consolidation or Sale

        Prologis Euro Finance LLC may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

          (1)   after the transaction, Prologis Euro Finance LLC is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis Euro Finance LLC, that entity must also assume Prologis Euro Finance LLC's payment obligations under the Euro Finance Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Euro Finance Indenture;

          (2)   after giving effect to the transaction and treating any indebtedness which became an obligation of Prologis Euro Finance LLC or any of Prologis Euro Finance LLC's subsidiaries as a result of the transaction as having been incurred by Prologis Euro Finance LLC or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Euro Finance Indenture; and

          (3)   the continuing entity delivers an officers' certificate and legal opinion covering (1) and (2) above.

        The Euro Finance Indenture provides that Prologis, L.P., as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

  •
  either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor's obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the Euro Finance Indenture and its guarantee;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

  •
  such guarantor delivers to the trustee an officers' certificate and legal opinion covering compliance with these conditions.

        In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.

        Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

Covenants

        This section describes covenants Prologis, L.P. and/or Prologis Euro Finance LLC makes in the Euro Finance Indenture, for the benefit of the holders of certain series of debt securities.

        Existence.    Except as permitted under "—Merger, Consolidation or Sale," Prologis Euro Finance LLC and Prologis, L.P. will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis Euro Finance LLC, Prologis, L.P., and its subsidiaries; provided, however, that Prologis Euro Finance LLC and Prologis, L.P. will not be required to preserve any right or franchise if Prologis, L.P. or Prologis Euro Finance LLC, as applicable, determines that the preservation of the right or franchise is no longer desirable in the conduct of each of their businesses and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of taxes and other claims.    Prologis, L.P. will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis, L.P. or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis, L.P.'s property or any subsidiary; provided, however, that Prologis, L.P. will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    Whether or not Prologis Euro Finance LLC or Prologis, L.P. are subject to Section 13 or 15(d) of the Exchange Act, Prologis Euro Finance LLC and Prologis, L.P. will, to the extent permitted under the Exchange Act, file Financial Statements with the SEC on or prior to the Required Filing Dates. However, Prologis Euro Finance LLC will not have any obligation to provide its separate financial information to the extent that it is otherwise exempt from the requirements of the applicable filing requirements of the Exchange Act.

        Prologis Euro Finance LLC and Prologis, L.P. will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis, L.P. and Prologis Euro Finance LLC are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Euro Finance LLC and Prologis, L.P. were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which Prologis Euro Finance LLC and Prologis, L.P. would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Euro Finance LLC and Prologis, L.P. and were subject to such sections, provided that any such information, documents or reports electronically filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the trustee and transmitted to the holders at the same time as filed with the SEC, and (y) if filing such documents by Prologis Euro Finance LLC and Prologis, L.P. with the SEC is not permitted under the Exchange Act, in the event it has not made such reports publicly available on its website, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

        Limitations on incurrence of debt.    Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis, L.P.'s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

          (1)   Prologis, L.P.'s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        Additionally, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

          (1)   such Debt and any other Debt incurred by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

          (2)   the repayment or retirement of any other Debt by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

          (3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

          (4)   in the case of any acquisition or disposition by Prologis, L.P. or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Prologis, L.P. and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis, L.P. and its Subsidiaries on a consolidated basis.

        In addition to the foregoing limitations on the incurrence of Debt, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis, L.P.'s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis, L.P.'s outstanding Debt and the outstanding Debt of Prologis, L.P.'s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis, L.P.'s property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):

          (1)   Prologis, L.P.'s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        For purposes of the covenants described under this "—Limitations on incurrence of debt," Debt shall be deemed to be "incurred" by Prologis, L.P. or a Subsidiary whenever Prologis, L.P. or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        Nothing in the above covenants shall prevent: (i) the incurrence by Prologis, L.P. or any Subsidiary of Debt between or among Prologis, L.P., any Subsidiary or any Equity Investee or (ii) Prologis, L.P. or any Subsidiary from incurring Refinancing Debt.

        For purposes of the foregoing covenants the following definitions apply:

          "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries' Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

          "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of Prologis, L.P. and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

            (A)  interest on Debt of Prologis, L.P. and its Subsidiaries,

            (B)  provision for taxes of Prologis, L.P. and its Subsidiaries based on income,

            (C)  amortization of debt discount,

            (D)  provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,

            (E)  extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),

            (F)  the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

            (G)  amortization of deferred charges, and

            (H)  any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.

          "Debt" of any Person means, with respect to such Person, any indebtedness of such Person, excluding any accrued expense or trade payable, whether or not contingent, in respect of :

            (1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,

            (2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person,

            (3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,

            (4)   the principal amount of all obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or

            (5)   any lease of property by such Person as lessee which is reflected on Prologis, L.P.'s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than any of its Subsidiaries).

          "Disqualified Stock" means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

          "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis, L.P. and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis, L.P. or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.

          "Equity Investee" means any Person in which Prologis, L.P. or any Subsidiary hold an ownership interest that is accounted for by Prologis, L.P. or a Subsidiary under the equity method of accounting.

          "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, "GAAP" means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.

          "Permitted Encumbrances" means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Refinancing Debt" means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.

          "Subsidiary" means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, "voting capital stock" means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

          "Total Assets" means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis, L.P. and its Subsidiaries' other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.

          "Total Unencumbered Assets" means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of Prologis, L.P. and its Subsidiaries not subject to an Encumbrance; provided, however, "Total Unencumbered Assets" does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis, L.P. and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means, with respect to any Person, Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of such Person.

        Maintenance of properties.    Prologis, L.P. will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis, L.P.'s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis, L.P. and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis, L.P.'s properties in the ordinary course of business.

        Insurance.    Prologis, L.P. will, and will cause each of Prologis, L.P.'s subsidiaries to, keep in force upon all of Prologis, L.P.'s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Events of Default, Notice and Waiver

        The Euro Finance Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:

          (1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;

          (2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;

          (3)   default in making any sinking fund payment as required for any debt securities of such series;

          (4)   default in the performance of any other of Prologis Euro Finance LLC's or any guarantor's covenants contained in the Euro Finance Indenture, other than a covenant in the Euro Finance Indenture solely for the benefit of another series of debt securities issued under the Euro Finance Indenture, which continues for 60 days after written notice as provided in the Euro Finance Indenture;

          (5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis Euro Finance LLC's, or any guarantor or subsidiaries, which Prologis, L.P. or Prologis Euro Finance LLC, as applicable, has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Euro Finance Indenture;

          (6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis Euro Finance LLC, any guarantor or any of their subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

          (7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis Euro Finance LLC, any guarantor or any significant subsidiary or for all or substantially all of Prologis, L.P., Prologis Euro Finance LLC's or their significant subsidiary's property.

        The term significant subsidiary means Prologis, L.P.'s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

        If an event of default under the Euro Finance Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to Prologis Euro Finance LLC that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if Prologis Euro Finance LLC shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the Euro Finance Indenture. The Euro Finance Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Euro Finance Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.

        The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Euro Finance Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.

        The Euro Finance Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Euro Finance Indenture or for any remedy which the Euro Finance Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.

        Subject to provisions in the Euro Finance Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Euro Finance Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Euro Finance Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Euro Finance Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.

        Within 120 days after the close of each fiscal year, Prologis Euro Finance LLC must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Euro Finance Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the Euro Finance Indenture

        Modifications and amendments of the Euro Finance Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Euro Finance Indenture, including the debt securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

          (1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

          (2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

          (3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

          (5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Euro Finance Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Euro Finance Indenture or to reduce the quorum or voting requirements set forth in the Euro Finance Indenture;

          (6)   modify any of the provisions relating to modification of the Euro Finance Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

          (7)   release any guarantor from any of its obligations under its guarantee or the Euro Finance Indenture, except in accordance with the terms of the Euro Finance Indenture.

        The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis, L.P.'s or Prologis Euro Finance LLC's compliance with covenants in the Euro Finance Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.

        Modifications and amendments of the Euro Finance Indenture may be made by Prologis Euro Finance LLC, Prologis, L.P. and the trustee without the consent of any holder of debt securities for any of the following purposes:

          (1)   to evidence the succession of another person to Prologis Euro Finance LLC as obligor or to any guarantor under the Euro Finance Indenture;

          (2)   to add to Prologis Euro Finance LLC's or any guarantor's covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis Euro Finance LLC or any guarantor in the Euro Finance Indenture;

          (3)   to add events of default for the benefit of the holders of all or any series of debt securities;

          (4)   to add to or change any of the provisions of the Euro Finance Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

          (5)   to add to, change or eliminate any of the provisions of the Euro Finance Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

          (6)   to secure the debt securities or related guarantees;

          (7)   to establish the form or terms of debt securities of any series;

          (8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Euro Finance Indenture by more than one trustee;

          (9)   to cure any ambiguity, defect or inconsistency in the Euro Finance Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

          (10) to amend the Euro Finance Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Euro Finance Indenture under the Trust Indenture Act; or

          (11) to supplement any of the provisions of the Euro Finance Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.

        The Euro Finance Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Euro Finance Indenture or whether a quorum is present at a meeting of holders of debt securities:

          (1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;

          (2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;

          (3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Euro Finance Indenture; and

          (4)   debt securities owned by Prologis Euro Finance LLC or any other obligor upon the debt securities or any of Prologis Euro Finance LLC's affiliates or of the other obligor will be disregarded.

        The Euro Finance Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by Prologis Euro Finance LLC or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Euro Finance Indenture.

        Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Euro Finance Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Euro Finance Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Euro Finance Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:

          (1)   there shall be no minimum quorum requirement for the meeting; and

          (2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Euro Finance Indenture.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Euro Finance Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Euro Finance Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Euro Finance Indenture and, subject to the Euro Finance Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and Prologis Euro Finance LLC, if made in the manner specified above.

Discharge, Defeasance and Covenant Defeasance

        Prologis Euro Finance LLC may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

        Prologis Euro Finance LLC may take either of the following actions with respect to the debt securities:

          (1)   Prologis Euro Finance LLC may defease and be discharged from any and all obligations with respect to the debt securities. However, Prologis Euro Finance LLC would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, Prologis Euro Finance LLC would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.

          (2)   With respect to the debt securities, Prologis Euro Finance LLC may elect to effect covenant defeasance and be released from Prologis Euro Finance LLC's obligations to fulfill the covenants contained under the heading "—Covenants" in this prospectus. Further, Prologis Euro Finance LLC may elect to be released from Prologis Euro Finance LLC's obligations with respect to any other covenant in the Euro Finance Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once Prologis Euro Finance LLC has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.

        In either case, Prologis Euro Finance LLC must irrevocably deposit the needed funds in trust with the trustee.

        The trust may only be established if, among other things, Prologis Euro Finance LLC has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Euro Finance Indenture.

        If after Prologis Euro Finance LLC has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and

          (1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or

          (2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder's election or the cessation of usage based on the applicable market exchange rate.

        "Conversion event" means the cessation of use of:

          (1)   a currency, currency unit or composite currency, other than the Euro or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

          (2)   the Euro for the settlement of transactions by public institutions of or within the European Union; or

          (3)   any currency unit or composite currency other than the Euro for the purposes for which it was established.

        All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event Prologis Euro Finance LLC effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Prologis Euro Finance LLC would remain liable to make payment of the amounts due at the time of acceleration.

Registration and Transfer

        Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but Prologis Euro Finance LLC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis Euro Finance LLC may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If Prologis Euro Finance LLC has designated such a transfer agent or transfer agents, Prologis Euro Finance LLC may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis Euro Finance LLC will be required to maintain a transfer agent in each place of payment for the series.

        Neither Prologis Euro Finance LLC nor the trustee will be required to:

          (1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

          (2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

          (3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with DTC as depository. Each global security will be issued:

  •
  only in fully registered form; and

  •
  without interest coupons.

        You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

        Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to Prologis Euro Finance LLC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        Prologis Euro Finance LLC may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.

        What is a global security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis Euro Finance LLC does this by requiring that the global securities be registered in the name of a financial institution Prologis Euro Finance LLC selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the "Depository." Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

        Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

        Special investor considerations for global securities.    As an indirect holder, an investor's rights relating to global securities will be governed by the account rules of the investor's financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis Euro Finance LLC does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.

        An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:

  •
  The investor cannot get debt securities registered in his or her own name.

  •
  The investor cannot receive physical certificates for his or her interest in the debt securities.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

  •
  The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global notes. Prologis Euro Finance LLC and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. Prologis Euro Finance LLC and the trustee also do not supervise DTC in any way.

        Exchanges among the global securities.    Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

        Certain book-entry procedures for the global securities.    The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis Euro Finance LLC nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        Clearstream Banking, S.A.    Clearstream has advised Prologis Euro Finance LLC that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear.    Euroclear has advised Prologis Euro Finance LLC that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

        DTC.    DTC has advised Prologis Euro Finance LLC that it is the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System , a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.

        Indirect access to DTC's system is also available to the Indirect Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

        Prologis Euro Finance LLC expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Euro Finance Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Euro Finance Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Euro Finance Indenture or such global security. Prologis Euro Finance LLC understands that under existing industry practice, in the event that Prologis Euro Finance LLC requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. None of Prologis, L.P., Prologis Euro Finance LLC nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

        Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Euro Finance Indenture. Under the terms of the Euro Finance Indenture, Prologis Euro Finance LLC and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, none of Prologis, L.P., Prologis Euro Finance LLC nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Prologis, L.P., Prologis Euro Finance LLC nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

        Definitive securities.    A global security is exchangeable for Certificated Securities if:

          (1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;

          (2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or

          (3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.

        In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

No Personal Liability

        Except as provided in the Euro Finance Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis, L.P. or Prologis Euro Finance LLC or any successor to Prologis, L.P. or Prologis Euro Finance LLC will have any liability for any of Prologis, L.P.'s or Prologis Euro Finance LLC's obligations under the debt securities or the Euro Finance Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.

Trustee

        Unless otherwise described in the applicable prospectus supplement, U.S. Bank National Association will be the trustee and registrar and Elavon Financial Services DAC will be the paying agent. Under the Euro Finance Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Euro Finance Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of Prologis, L.P. or Prologis Euro Finance LLC, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Prologis, L.P. or Prologis Euro Finance LLC. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

        The Euro Finance Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Euro Finance Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Euro Finance Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Euro Finance Indenture.

DESCRIPTION OF DEBT SECURITIES OF PROLOGIS YEN FINANCE LLC

        The debt securities of Prologis Yen Finance LLC are to be issued under an Indenture, dated as of August 24, 2018 (the "Yen Base Indenture") among Prologis Yen Finance LLC, Prologis, L.P., as guarantor, and U.S. Bank National Association, as trustee. The Yen Base Indenture has been supplemented by a First Supplemental Indenture, dated as of August 24, 2018, and a Second Supplemental Indenture, dated as of March 26, 2019. We collectively refer to the Yen Base Indenture as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture as the "Yen Finance Indenture." The Yen Base Indenture and First Supplemental Indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and are available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under "Where You Can Find More

Information." The Yen Finance Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Yen Finance Indenture and the debt securities to be issued pursuant to the Yen Finance Indenture are summaries of some of the provisions of the Yen Finance Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Yen Finance Indenture and the debt securities. When used under this section "Description of Debt Securities of Prologis Yen Finance LLC," the term "debt securities" refers to the debt securities issued under the Yen Finance Indenture.

General

        The debt securities will be Prologis Yen Finance LLC's direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis Yen Finance LLC's other unsecured and unsubordinated indebtedness outstanding from time to time and will be fully and unconditionally guaranteed by Prologis, L.P. except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of Prologis, L.P. and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of Prologis Yen Finance LLC and Prologis, L.P. that is both secured and unsubordinated to the extent of the assets securing such indebtedness.

        Except as set forth below under "—Covenants—Limitations on incurrence of debt," the Yen Finance Indenture will not contain any provisions that would limit Prologis, L.P.'s or Prologis Yen Finance LLC's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Prologis, L.P. or Prologis Yen Finance LLC or in the event of a change of control. Although the covenants described under "—Covenants—Limitations on incurrence of debt" impose certain limitations on the incurrence of additional indebtedness, Prologis, L.P. and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.

        The Yen Finance Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the Yen Finance Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the Yen Finance Indenture, Prologis Yen Finance LLC will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Company, as general partner of the Operating Partnership, which is the indirect sole member of Prologis Yen Finance LLC, or as established in one or more indentures supplemental to the Yen Finance Indenture.

        Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:

          (1)   the title of the series of debt securities;

          (2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;

          (3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;

          (4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;

          (5)   the rate or rates at which the debt securities will bear interest, if any—which may be fixed or variable—or the method by which the rate or rates will be determined;

          (6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

          (7)   the place or places where the principal of—and premium or make-whole amounts, if any—and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Yen Finance Indenture may be served;

          (8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

          (9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

          (10) if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;

          (11) whether the amount of payments of principal—and premium or make-whole amounts, if any—or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;

          (12) whether the principal—and premium or make-whole amounts, if any—or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

          (13) any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Yen Finance Indenture;

          (14) whether the debt securities of the series will be issued in certificated or book-entry form;

          (15) whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than ¥10,000,000 and any integral multiple of the debt securities;

          (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Yen Finance Indenture to the series of debt securities and any additions to or substitutions of the provisions;

          (17) if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

          (18) whether and under what circumstances we will pay additional amounts as contemplated in the Yen Finance Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;

          (19) whether the debt securities will be guaranteed; and

          (20) any other terms of the series of debt securities not inconsistent with the provisions of the Yen Finance Indenture.

        Prologis Yen Finance LLC may issue original issue discount securities. "Original issue discount securities" refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.

Guarantees

        Unless specified otherwise in the applicable prospectus supplement, the Yen Finance Indenture provides that Prologis Yen Finance LLC's obligations under the debt securities will be guaranteed by Prologis, L.P. Prologis, L.P.'s guarantee of the debt securities will rank pari passu in right of payment with all of Prologis, L.P.'s unsecured and unsubordinated indebtedness, including Prologis, L.P.'s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by Prologis, L.P. will be effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, L.P. and all of the secured and unsecured indebtedness and other liabilities of its other subsidiaries. The obligations of Prologis, L.P. under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer's certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by Prologis, L.P.

Denominations

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof.

Principal and interest

        Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of U.S. Bank National Association, currently located at 111 Fillmore Ave. East, St. Paul, Minnesota 55107; provided that, at Prologis Yen Finance LLC's option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

        Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, "Business day" means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Yen Finance Indenture.

Merger, Consolidation or Sale

        Prologis Yen Finance LLC may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

          (1)   after the transaction, Prologis Yen Finance LLC is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis Yen Finance LLC, that entity must also assume Prologis Yen Finance LLC's payment obligations under the Yen Finance Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Yen Finance Indenture;

          (2)   after giving effect to the transaction and treating any indebtedness which became an obligation of Prologis Yen Finance LLC or any of Prologis Yen Finance LLC's subsidiaries as a result of the transaction as having been incurred by Prologis Yen Finance LLC or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Yen Finance Indenture; and

          (3)   the continuing entity delivers an officers' certificate and legal opinion covering (1) and (2) above.

        The Yen Finance Indenture provides that Prologis, L.P., as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

  •
  either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor's obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the Yen Finance Indenture and its guarantee;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

  •
  such guarantor delivers to the trustee an officers' certificate and legal opinion covering compliance with these conditions.

        In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.

        Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

Covenants

        This section describes covenants Prologis, L.P. and/or Prologis Yen Finance LLC makes in the Yen Finance Indenture, for the benefit of the holders of certain series of debt securities.

        Existence.    Except as permitted under "—Merger, Consolidation or Sale," Prologis Yen Finance LLC and Prologis, L.P. will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis Yen Finance LLC, Prologis, L.P., and its subsidiaries; provided, however, that Prologis Yen Finance LLC and Prologis, L.P. will not be required to preserve any right or franchise if Prologis, L.P. or Prologis Yen Finance LLC, as applicable, determines that the preservation of the right or franchise is no longer desirable in the conduct of each of their businesses and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of taxes and other claims.    Prologis, L.P. will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis, L.P. or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis, L.P.'s property or any subsidiary; provided, however, that Prologis, L.P. will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    Whether or not Prologis Yen Finance LLC or Prologis, L.P. are subject to Section 13 or 15(d) of the Exchange Act, Prologis Yen Finance LLC and Prologis, L.P. will, to the extent permitted under the Exchange Act, file Financial Statements with the SEC on or prior to the Required Filing Dates. However, Prologis Yen Finance LLC will not have any obligation to provide its separate financial information to the extent that it is otherwise exempt from the requirements of the applicable filing requirements of the Exchange Act.

        Prologis Yen Finance LLC and Prologis, L.P. will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis, L.P. and Prologis Yen Finance LLC are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Yen Finance LLC and Prologis, L.P. were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which Prologis Yen Finance LLC and Prologis, L.P. would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Yen Finance LLC and Prologis, L.P. and were subject to such sections, provided that any such information, documents or reports electronically filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the trustee and transmitted to the holders at the same time as filed with the SEC, and (y) if filing such documents by Prologis Yen Finance LLC and Prologis, L.P. with the SEC is not permitted under the Exchange Act, in the event it has not made such reports publicly available on its website, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

        Limitations on incurrence of debt.    Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis, L.P.'s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

          (1)   Prologis, L.P.'s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        Additionally, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

          (1)   such Debt and any other Debt incurred by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

          (2)   the repayment or retirement of any other Debt by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

          (3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

          (4)   in the case of any acquisition or disposition by Prologis, L.P. or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Prologis, L.P. and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis, L.P. and its Subsidiaries on a consolidated basis.

        In addition to the foregoing limitations on the incurrence of Debt, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis, L.P.'s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis, L.P.'s outstanding Debt and the outstanding Debt of Prologis, L.P.'s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis, L.P.'s property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):

          (1)   Prologis, L.P.'s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        For purposes of the covenants described under this "—Limitations on incurrence of debt," Debt shall be deemed to be "incurred" by Prologis, L.P. or a Subsidiary whenever Prologis, L.P. or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        Nothing in the above covenants shall prevent: (i) the incurrence by Prologis, L.P. or any Subsidiary of Debt between or among Prologis, L.P., any Subsidiary or any Equity Investee or (ii) Prologis, L.P. or any Subsidiary from incurring Refinancing Debt.

        For purposes of the foregoing covenants the following definitions apply:

          "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries' Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

          "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of Prologis, L.P. and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

            (A)  interest on Debt of Prologis, L.P. and its Subsidiaries,

            (B)  provision for taxes of Prologis, L.P. and its Subsidiaries based on income,

            (C)  amortization of debt discount,

            (D)  provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,

            (E)  extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),

            (F)  the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

            (G)  amortization of deferred charges, and

            (H)  any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.

          "Debt" of any Person means, with respect to such Person, any indebtedness of such Person, excluding any accrued expense or trade payable, whether or not contingent, in respect of:

            (1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,

            (2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person,

            (3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,

            (4)   the principal amount of all obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or

            (5)   any lease of property by such Person as lessee which is reflected on Prologis, L.P.'s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than any of its Subsidiaries).

          "Disqualified Stock" means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

          "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis, L.P. and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis, L.P. or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.

          "Equity Investee" means any Person in which Prologis, L.P. or any Subsidiary hold an ownership interest that is accounted for by Prologis, L.P. or a Subsidiary under the equity method of accounting.

          "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, "GAAP" means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.

          "Permitted Encumbrances" means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Refinancing Debt" means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.

          "Subsidiary" means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, "voting capital stock" means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

          "Total Assets" means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis, L.P. and its Subsidiaries' other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.

          "Total Unencumbered Assets"means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of Prologis, L.P. and its Subsidiaries not subject to an Encumbrance; provided, however, "Total Unencumbered Assets" does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis, L.P. and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means, with respect to any Person, Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of such Person.

        Maintenance of properties.    Prologis, L.P. will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis, L.P.'s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis, L.P. and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis, L.P.'s properties in the ordinary course of business.

        Insurance.    Prologis, L.P. will, and will cause each of Prologis, L.P.'s subsidiaries to, keep in force upon all of Prologis, L.P.'s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Events of Default, Notice and Waiver

        The Yen Finance Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:

          (1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;

          (2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;

          (3)   default in making any sinking fund payment as required for any debt securities of such series;

          (4)   default in the performance of any other of Prologis Yen Finance LLC's or any guarantor's covenants contained in the Yen Finance Indenture, other than a covenant in the Yen Finance Indenture solely for the benefit of another series of debt securities issued under the Yen Finance Indenture, which continues for 60 days after written notice as provided in the Yen Finance Indenture;

          (5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis Yen Finance LLC's, or any guarantor or subsidiaries, which Prologis, L.P. or Prologis Yen Finance LLC, as applicable, has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Yen Finance Indenture;

          (6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis Yen Finance LLC, any guarantor or any of their subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

          (7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis Yen Finance LLC, any guarantor or any significant subsidiary or for all or substantially all of Prologis, L.P., Prologis Yen Finance LLC's or their significant subsidiary's property.

        The term significant subsidiary means Prologis, L.P.'s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

        If an event of default under the Yen Finance Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to Prologis Yen Finance LLC that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if Prologis Yen Finance LLC shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the Yen Finance Indenture. The Yen Finance Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Yen Finance Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.

        The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Yen Finance Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.

        The Yen Finance Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Yen Finance Indenture or for any remedy which the Yen Finance Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.

        Subject to provisions in the Yen Finance Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Yen Finance Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Yen Finance Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Yen Finance Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.

        Within 120 days after the close of each fiscal year, Prologis Yen Finance LLC must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Yen Finance Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the Yen Finance Indenture

        Modifications and amendments of the Yen Finance Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Yen Finance Indenture, including the debt securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

          (1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

          (2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

          (3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

          (5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Yen Finance Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Yen Finance Indenture or to reduce the quorum or voting requirements set forth in the Yen Finance Indenture;

          (6)   modify any of the provisions relating to modification of the Yen Finance Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

          (7)   release any guarantor from any of its obligations under its guarantee or the Yen Finance Indenture, except in accordance with the terms of the Yen Finance Indenture.

        The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis, L.P.'s or Prologis Yen Finance LLC's compliance with covenants in the Yen Finance Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.

        Modifications and amendments of the Yen Finance Indenture may be made by Prologis Yen Finance LLC, Prologis, L.P. and the trustee without the consent of any holder of debt securities for any of the following purposes:

          (1)   to evidence the succession of another person to Prologis Yen Finance LLC as obligor or to any guarantor under the Yen Finance Indenture;

          (2)   to add to Prologis Yen Finance LLC's or any guarantor's covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis Yen Finance LLC or any guarantor in the Yen Finance Indenture;

          (3)   to add events of default for the benefit of the holders of all or any series of debt securities;

          (4)   to add to or change any of the provisions of the Yen Finance Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

          (5)   to add to, change or eliminate any of the provisions of the Yen Finance Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

          (6)   to secure the debt securities or related guarantees;

          (7)   to establish the form or terms of debt securities of any series;

          (8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Yen Finance Indenture by more than one trustee;

          (9)   to cure any ambiguity, defect or inconsistency in the Yen Finance Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

          (10) to amend the Yen Finance Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Yen Finance Indenture under the Trust Indenture Act; or

          (11) to supplement any of the provisions of the Yen Finance Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.

        The Yen Finance Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Yen Finance Indenture or whether a quorum is present at a meeting of holders of debt securities:

          (1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;

          (2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;

          (3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Yen Finance Indenture; and

          (4)   debt securities owned by Prologis Yen Finance LLC or any other obligor upon the debt securities or any of Prologis Yen Finance LLC's affiliates or of the other obligor will be disregarded.

        The Yen Finance Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by Prologis Yen Finance LLC or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Yen Finance Indenture.

        Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Yen Finance Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Yen Finance Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Yen Finance Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:

          (1)   there shall be no minimum quorum requirement for the meeting; and

          (2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Yen Finance Indenture.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Yen Finance Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Yen Finance Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Yen Finance Indenture and, subject to the Yen Finance Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and Prologis Yen Finance LLC, if made in the manner specified above.

Discharge, Defeasance and Covenant Defeasance

        Prologis Yen Finance LLC may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

        Prologis Yen Finance LLC may take either of the following actions with respect to the debt securities:

          (1)   Prologis Yen Finance LLC may defease and be discharged from any and all obligations with respect to the debt securities. However, Prologis Yen Finance LLC would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, Prologis Yen Finance LLC would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.

          (2)   With respect to the debt securities, Prologis Yen Finance LLC may elect to effect covenant defeasance and be released from Prologis Yen Finance LLC's obligations to fulfill the covenants contained under the heading "—Covenants" in this prospectus. Further, Prologis Yen Finance LLC may elect to be released from Prologis Yen Finance LLC's obligations with respect to any other covenant in the Yen Finance Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once Prologis Yen Finance LLC has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.

        In either case, Prologis Yen Finance LLC must irrevocably deposit the needed funds in trust with the trustee.

        The trust may only be established if, among other things, Prologis Yen Finance LLC has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Yen Finance Indenture.

        If after Prologis Yen Finance LLC has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and

          (1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or

          (2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder's election or the cessation of usage based on the applicable market exchange rate.

        "Conversion event" means the cessation of use of:

          (1)   a currency, currency unit or composite currency, other than the Yen or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

          (2)   the Yen for the settlement of transactions by public institutions of or within Japan; or

          (3)   any currency unit or composite currency other than the Yen for the purposes for which it was established.

        All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event Prologis Yen Finance LLC effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Prologis Yen Finance LLC would remain liable to make payment of the amounts due at the time of acceleration.

Registration and Transfer

        Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but Prologis Yen Finance LLC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis Yen Finance LLC may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If Prologis Yen Finance LLC has designated such a transfer agent or transfer agents, Prologis Yen Finance LLC may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis Yen Finance LLC will be required to maintain a transfer agent in each place of payment for the series.

        Neither Prologis Yen Finance LLC nor the trustee will be required to:

          (1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

          (2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

          (3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with DTC as depository. Each global security will be issued:

  •
  only in fully registered form; and

  •
  without interest coupons.

        You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

        Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to Prologis Yen Finance LLC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        Prologis Yen Finance LLC may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.

        What is a global security?    A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis Yen Finance LLC does this by requiring that the global securities be registered in the name of a financial institution Prologis Yen Finance LLC selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the "Depository." Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

        Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

        Special investor considerations for global securities.    As an indirect holder, an investor's rights relating to global securities will be governed by the account rules of the investor's financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis Yen Finance LLC does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.

        An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:

  •
  The investor cannot get debt securities registered in his or her own name.

  •
  The investor cannot receive physical certificates for his or her interest in the debt securities.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

  •
  The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global notes. Prologis Yen Finance LLC and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. Prologis Yen Finance LLC and the trustee also do not supervise DTC in any way.

        Exchanges among the global securities.    Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

        Certain book-entry procedures for the global securities.    The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis Yen Finance LLC nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        Clearstream Banking, S.A.    Clearstream has advised Prologis Yen Finance LLC that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear.    Euroclear has advised Prologis Yen Finance LLC that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

        DTC.    DTC has advised Prologis Yen Finance LLC that it is the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System , a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.

        Indirect access to DTC's system is also available to the Indirect Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

        Prologis Yen Finance LLC expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Yen Finance Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Yen Finance Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Yen Finance Indenture or such global security. Prologis Yen Finance LLC understands that under existing industry practice, in the event that Prologis Yen Finance LLC requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. None of Prologis, L.P., Prologis Yen Finance LLC nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

        Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Yen Finance Indenture. Under the terms of the Yen Finance Indenture, Prologis Yen Finance LLC and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, none of Prologis, L.P., Prologis Yen

Finance LLC nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Prologis, L.P., Prologis Yen Finance LLC nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United

States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Japan.

        Definitive securities.    A global security is exchangeable for Certificated Securities if:

          (1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;

          (2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or

          (3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.

        In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

No Personal Liability

        Except as provided in the Yen Finance Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis, L.P. or Prologis Yen Finance LLC or any successor to Prologis, L.P. or Prologis Yen Finance LLC will have any liability for any of Prologis, L.P.'s or Prologis Yen Finance LLC's obligations under the debt securities or the Yen Finance Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.

Trustee

        Unless otherwise described in the applicable prospectus supplement, U.S. Bank National Association will be the trustee, registrar and paying agent. Under the Yen Finance Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Yen Finance Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of Prologis, L.P. or Prologis Yen Finance LLC, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Prologis, L.P. or Prologis Yen Finance LLC. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

        The Yen Finance Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Yen Finance Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Yen Finance Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Yen Finance Indenture.

DESCRIPTION OF DEBT SECURITIES OF PROLOGIS STERLING FINANCE LLC

        The debt securities of Prologis Sterling Finance LLC are to be issued under an Indenture to be entered into (the "Sterling Finance Indenture") among Prologis Sterling Finance LLC, Prologis, L.P., as guarantor, and U.S. Bank National Association, as trustee. The form of the Sterling Finance Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071 or as described below under "Where You Can Find More Information." The Sterling Finance Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Sterling Finance Indenture and the debt securities to be issued pursuant to the Sterling Finance Indenture are summaries of some of the provisions of the Sterling Finance Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Sterling Finance Indenture and the debt securities. When used under this section "Description of Debt Securities of Prologis Sterling Finance LLC," the term "debt securities" refers to the debt securities issued under the Sterling Finance Indenture.

General

        The debt securities will be Prologis Sterling Finance LLC's direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis Sterling Finance LLC's other unsecured and unsubordinated indebtedness outstanding from time to time and will be fully and unconditionally guaranteed by Prologis, L.P. except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the debt securities will be an unsecured and unsubordinated obligation of Prologis, L.P. and will rank pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The debt securities and each guarantee will be effectively subordinated to any current and future indebtedness of Prologis Sterling

Finance LLC and Prologis, L.P. that is both secured and unsubordinated to the extent of the assets securing such indebtedness.

        Except as set forth below under "—Covenants—Limitations on incurrence of debt," the Sterling Finance Indenture will not contain any provisions that would limit Prologis, L.P.'s or Prologis Sterling Finance LLC's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving Prologis, L.P. or Prologis Sterling Finance LLC or in the event of a change of control. Although the covenants described under "—Covenants—Limitations on incurrence of debt" impose certain limitations on the incurrence of additional indebtedness, Prologis, L.P. and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.

        The Sterling Finance Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Under the Sterling Finance Indenture, in addition to the ability to issue debt securities with terms different from other debt securities issued under the Sterling Finance Indenture, Prologis Sterling Finance LLC will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Company, as general partner of the Operating Partnership, which is the indirect sole member of Prologis Sterling Finance LLC, or as established in one or more indentures supplemental to the Sterling Finance Indenture.

        Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the debt securities, including:

          (1)   the title of the series of debt securities;

          (2)   the aggregate principal amount of the series of debt securities and any limit on the principal amount;

          (3)   the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or the method by which any portion will be determined;

          (4)   the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;

          (5)   the rate or rates at which the debt securities will bear interest, if any—which may be fixed or variable—or the method by which the rate or rates will be determined;

          (6)   the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

          (7)   the place or places where the principal of—and premium or make-whole amounts, if any—and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Sterling Finance Indenture may be served;

          (8)   the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

          (9)   our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

          (10) if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;

          (11) whether the amount of payments of principal—and premium or make-whole amounts, if any—or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;

          (12) whether the principal—and premium or make-whole amounts, if any—or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

          (13) any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Sterling Finance Indenture;

          (14) whether the debt securities of the series will be issued in certificated or book-entry form;

          (15) whether the debt securities of the series will be in registered form and, if in registered form, the denominations of the debt securities if other than £1,000 and any integral multiple of the debt securities;

          (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Sterling Finance Indenture to the series of debt securities and any additions to or substitutions of the provisions;

          (17) if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

          (18) whether and under what circumstances we will pay additional amounts as contemplated in the Sterling Finance Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts;

          (19) whether the debt securities will be guaranteed; and

          (20) any other terms of the series of debt securities not inconsistent with the provisions of the Sterling Finance Indenture.

        Prologis Sterling Finance LLC may issue original issue discount securities. "Original issue discount securities" refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.

Guarantees

        Unless specified otherwise in the applicable prospectus supplement, the Sterling Finance Indenture provides that Prologis Sterling Finance LLC's obligations under the debt securities will be guaranteed by Prologis, L.P. Prologis, L.P.'s guarantee of the debt securities will rank pari passu in right of payment with all of Prologis, L.P.'s unsecured and unsubordinated indebtedness, including Prologis, L.P.'s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the debt securities by Prologis, L.P. will be effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, L.P. and all of the secured and unsecured indebtedness and other liabilities of its other subsidiaries. The obligations of Prologis, L.P. under each guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture or officer's certificate establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by Prologis, L.P.

Denominations

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of £100,000 and integral multiples of £1,000 in excess thereof.

Principal and interest

        Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium or make-whole amounts, if any, and interest on any series of debt securities will be payable at the corporate trust office of Elavon Financial Services DAC, currently located at 125 Old Broad Street, London EC2N 1AR, United Kingdom; provided that, at Prologis Sterling Finance LLC's option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

        Unless specified otherwise in the applicable prospectus supplement, interest on any series of debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. Unless specified otherwise in the applicable prospectus supplement, "Business day" means any day, other than a Saturday, Sunday or legal holidays, on which banks in the Place of Payment are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to any debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Sterling Finance Indenture.

Merger, Consolidation or Sale

        Prologis Sterling Finance LLC may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

          (1)   after the transaction, Prologis Sterling Finance LLC is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis Sterling Finance LLC, that entity must also assume Prologis Sterling Finance LLC's payment obligations under the Sterling Finance Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Sterling Finance Indenture;

          (2)   after giving effect to the transaction and treating any indebtedness which became an obligation of Prologis Sterling Finance LLC or any of Prologis Sterling Finance LLC's subsidiaries as a result of the transaction as having been incurred by Prologis Sterling Finance LLC or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Sterling Finance Indenture; and

          (3)   the continuing entity delivers an officers' certificate and legal opinion covering (1) and (2) above.

        The Sterling Finance Indenture provides that Prologis, L.P., as guarantor of the debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

  •
  either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor's obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the Sterling Finance Indenture and its guarantee;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

  •
  such guarantor delivers to the trustee an officers' certificate and legal opinion covering compliance with these conditions.

        In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.

        Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

Covenants

        This section describes covenants Prologis, L.P. and/or Prologis Sterling Finance LLC makes in the Sterling Finance Indenture, for the benefit of the holders of certain series of debt securities.

        Existence.    Except as permitted under "—Merger, Consolidation or Sale," Prologis Sterling Finance LLC and Prologis, L.P. will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis Sterling Finance LLC, Prologis, L.P., and its subsidiaries; provided, however, that Prologis Sterling Finance LLC and Prologis, L.P. will not be required to preserve any right or franchise if Prologis, L.P. or Prologis Sterling Finance LLC, as applicable, determines that the preservation of the right or franchise is no longer desirable in the conduct of each of their businesses and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of taxes and other claims.    Prologis, L.P. will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis, L.P. or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis, L.P.'s property or any subsidiary; provided, however, that Prologis, L.P. will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    Whether or not Prologis Sterling Finance LLC or Prologis, L.P. are subject to Section 13 or 15(d) of the Exchange Act, Prologis Sterling Finance LLC and Prologis, L.P. will, to the extent permitted under the Exchange Act, file Financial Statements with the SEC on or prior to the Required Filing Dates. However, Prologis Sterling Finance LLC will not have any obligation to provide its separate financial information to the extent that it is otherwise exempt from the requirements of the applicable filing requirements of the Exchange Act.

        Prologis Sterling Finance LLC and Prologis, L.P. will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis, L.P. and Prologis Sterling Finance LLC are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Sterling Finance LLC and Prologis, L.P. were subject to such sections, and (ii) file with the trustee copies of annual reports, quarterly reports and other documents which Prologis Sterling Finance LLC and Prologis, L.P. would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis Sterling Finance LLC and Prologis, L.P. and were subject to such sections, provided that any such information, documents or reports electronically filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the trustee and transmitted to the holders at the same time as filed with the SEC, and (y) if filing such documents by Prologis Sterling Finance LLC and Prologis, L.P. with the SEC is not permitted under the Exchange Act, in the event it has not made such reports publicly available on its website, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

        Limitations on incurrence of debt.    Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis, L.P.'s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

          (1)   Prologis, L.P.'s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        Additionally, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

          (1)   such Debt and any other Debt incurred by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

          (2)   the repayment or retirement of any other Debt by Prologis, L.P. and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

          (3)   in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

          (4)   in the case of any acquisition or disposition by Prologis, L.P. or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Prologis, L.P. and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis, L.P. and its Subsidiaries on a consolidated basis.

        In addition to the foregoing limitations on the incurrence of Debt, Prologis, L.P. will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis, L.P.'s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis, L.P.'s outstanding Debt and the outstanding Debt of Prologis, L.P.'s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis, L.P.'s property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):

          (1)   Prologis, L.P.'s Total Assets as of the end of the calendar quarter covered in Prologis, L.P.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

          (2)   the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis, L.P. or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        For purposes of the covenants described under this "—Limitations on incurrence of debt," Debt shall be deemed to be "incurred" by Prologis, L.P. or a Subsidiary whenever Prologis, L.P. or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        Nothing in the above covenants shall prevent: (i) the incurrence by Prologis, L.P. or any Subsidiary of Debt between or among Prologis, L.P., any Subsidiary or any Equity Investee or (ii) Prologis, L.P. or any Subsidiary from incurring Refinancing Debt.

        For purposes of the foregoing covenants the following definitions apply:

          "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, the Operating Partnership or its subsidiaries' Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

          "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of Prologis, L.P. and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

            (A)  interest on Debt of Prologis, L.P. and its Subsidiaries,

            (B)  provision for taxes of Prologis, L.P. and its Subsidiaries based on income,

            (C)  amortization of debt discount,

            (D)  provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,

            (E)  extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),

            (F)  the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

            (G)  amortization of deferred charges, and

            (H)  any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.

          "Debt" of any Person means, with respect to such Person, any indebtedness of such Person, excluding any accrued expense or trade payable, whether or not contingent, in respect of:

            (1)   borrowed money evidenced by bonds, notes, debentures or similar instruments,

            (2)   indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person,

            (3)   the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,

            (4)   the principal amount of all obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or

            (5)   any lease of property by such Person as lessee which is reflected on Prologis, L.P.'s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than any of its Subsidiaries).

          "Disqualified Stock" means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

          "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis, L.P. and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis, L.P. or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.

          "Equity Investee" means any Person in which Prologis, L.P. or any Subsidiary hold an ownership interest that is accounted for by Prologis, L.P. or a Subsidiary under the equity method of accounting.

          "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, "GAAP" means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.

          "Permitted Encumbrances" means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Refinancing Debt" means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.

          "Subsidiary" means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, "voting capital stock" means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

          "Total Assets" means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis, L.P. and its Subsidiaries' other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.

          "Total Unencumbered Assets"means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of Prologis, L.P. and its Subsidiaries not subject to an Encumbrance; provided, however, "Total Unencumbered Assets" does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis, L.P. and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

          "Unsecured Debt" means, with respect to any Person, Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of such Person.

        Maintenance of properties.    Prologis, L.P. will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis, L.P.'s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis, L.P. and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis, L.P.'s properties in the ordinary course of business.

        Insurance.    Prologis, L.P. will, and will cause each of Prologis, L.P.'s subsidiaries to, keep in force upon all of Prologis, L.P.'s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Events of Default, Notice and Waiver

        The Sterling Finance Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:

          (1)   default in the payment of any installment of interest or additional amounts payable on any debt securities of such series which continues for 30 days;

          (2)   default in the payment of the principal, or premium or make-whole amount, if any, on any debt securities of such series at its maturity or redemption date;

          (3)   default in making any sinking fund payment as required for any debt securities of such series;

          (4)   default in the performance of any other of Prologis Sterling Finance LLC's or any guarantor's covenants contained in the Sterling Finance Indenture, other than a covenant in the Sterling Finance Indenture solely for the benefit of another series of debt securities issued under the Sterling Finance Indenture, which continues for 60 days after written notice as provided in the Sterling Finance Indenture;

          (5)   default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis Sterling Finance LLC's, or any guarantor or subsidiaries, which Prologis, L.P. or Prologis Sterling Finance LLC, as applicable, has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Sterling Finance Indenture;

          (6)   the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis Sterling Finance LLC, any guarantor or any of their subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

          (7)   events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis Sterling Finance LLC, any guarantor or any significant subsidiary or for all or substantially all of Prologis, L.P., Prologis Sterling Finance LLC's or their significant subsidiary's property.

        The term significant subsidiary means Prologis, L.P.'s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

        If an event of default under the Sterling Finance Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25%

in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to Prologis Sterling Finance LLC that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities of a series may rescind and annul such declaration and its consequences if Prologis Sterling Finance LLC shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest on, the debt securities of such series, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to debt securities of such series have been cured or waived as provided in the Sterling Finance Indenture. The Sterling Finance Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Sterling Finance Indenture that cannot be modified or amended without the consent of the holder of each outstanding the debt security affected by the proposed modification or amendment.

        The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Sterling Finance Indenture known to the trustee, unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest or sinking fund installment, if any, payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.

        The Sterling Finance Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Sterling Finance Indenture or for any remedy which the Sterling Finance Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the debt securities at the due date of the debt securities.

        Subject to provisions in the Sterling Finance Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Sterling Finance Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Sterling Finance Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Sterling Finance Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.

        Within 120 days after the close of each fiscal year, Prologis Sterling Finance LLC must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Sterling Finance Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the Sterling Finance Indenture

        Modifications and amendments of the Sterling Finance Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Sterling Finance Indenture, including the debt securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

          (1)   change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

          (2)   reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

          (3)   change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

          (4)   impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

          (5)   reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Sterling Finance Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Sterling Finance Indenture or to reduce the quorum or voting requirements set forth in the Sterling Finance Indenture;

          (6)   modify any of the provisions relating to modification of the Sterling Finance Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

          (7)   release any guarantor from any of its obligations under its guarantee or the Sterling Finance Indenture, except in accordance with the terms of the Sterling Finance Indenture.

        The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis, L.P.'s or Prologis Sterling Finance LLC's compliance with covenants in the Sterling Finance Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.

        Modifications and amendments of the Sterling Finance Indenture may be made by Prologis Sterling Finance LLC, Prologis, L.P. and the trustee without the consent of any holder of debt securities for any of the following purposes:

          (1)   to evidence the succession of another person to Prologis Sterling Finance LLC as obligor or to any guarantor under the Sterling Finance Indenture;

          (2)   to add to Prologis Sterling Finance LLC's or any guarantor's covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis Sterling Finance LLC or any guarantor in the Sterling Finance Indenture;

          (3)   to add events of default for the benefit of the holders of all or any series of debt securities;

          (4)   to add to or change any of the provisions of the Sterling Finance Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

          (5)   to add to, change or eliminate any of the provisions of the Sterling Finance Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

          (6)   to secure the debt securities or related guarantees;

          (7)   to establish the form or terms of debt securities of any series;

          (8)   to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Sterling Finance Indenture by more than one trustee;

          (9)   to cure any ambiguity, defect or inconsistency in the Sterling Finance Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

          (10) to amend the Sterling Finance Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Sterling Finance Indenture under the Trust Indenture Act; or

          (11) to supplement any of the provisions of the Sterling Finance Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.

        The Sterling Finance Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Sterling Finance Indenture or whether a quorum is present at a meeting of holders of debt securities:

          (1)   the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the debt security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;

          (2)   the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;

          (3)   the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Sterling Finance Indenture; and

          (4)   debt securities owned by Prologis Sterling Finance LLC or any other obligor upon the debt securities or any of Prologis Sterling Finance LLC's affiliates or of the other obligor will be disregarded.

        The Sterling Finance Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by Prologis Sterling Finance LLC or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Sterling Finance Indenture.

        Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Sterling Finance Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Sterling Finance Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Sterling Finance Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:

          (1)   there shall be no minimum quorum requirement for the meeting; and

          (2)   the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Sterling Finance Indenture.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Sterling Finance Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Sterling Finance Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Sterling Finance Indenture and, subject to the Sterling Finance Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and Prologis Sterling Finance LLC, if made in the manner specified above.

Discharge, Defeasance and Covenant Defeasance

        Prologis Sterling Finance LLC may discharge various obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

        Prologis Sterling Finance LLC may take either of the following actions with respect to the debt securities:

          (1)   Prologis Sterling Finance LLC may defease and be discharged from any and all obligations with respect to the debt securities. However, Prologis Sterling Finance LLC would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities. Additionally, Prologis Sterling Finance LLC would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of debt securities and for holding moneys for payment in trust.

          (2)   With respect to the debt securities, Prologis Sterling Finance LLC may elect to effect covenant defeasance and be released from Prologis Sterling Finance LLC's obligations to fulfill the covenants contained under the heading "—Covenants" in this prospectus. Further, Prologis Sterling Finance LLC may elect to be released from Prologis Sterling Finance LLC's obligations with respect to any other covenant in the Sterling Finance Indenture, if such a provision is included in the series of debt securities at the time that they are issued. Once Prologis Sterling Finance LLC has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of debt securities.

        In either case, Prologis Sterling Finance LLC must irrevocably deposit the needed funds in trust with the trustee.

        The trust may only be established if, among other things, Prologis Sterling Finance LLC has delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Sterling Finance Indenture.

        If after Prologis Sterling Finance LLC has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and

          (1)   the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt securities; or

          (2)   a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the debt securities will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder's election or the cessation of usage based on the applicable market exchange rate.

        "Conversion event" means the cessation of use of:

          (1)   a currency, currency unit or composite currency, other than the pound sterling or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

          (2)   the pound sterling for the settlement of transactions by public institutions of or within the United Kingdom; or

          (3)   any currency unit or composite currency other than the pound sterling for the purposes for which it was established.

        All payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event Prologis Sterling Finance LLC effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Prologis Sterling Finance LLC would remain liable to make payment of the amounts due at the time of acceleration.

Registration and Transfer

        Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for exchange or registration of transfer of the debt security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but Prologis Sterling Finance LLC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis Sterling Finance LLC may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If Prologis Sterling Finance LLC has designated such a transfer agent or transfer agents, Prologis Sterling Finance LLC may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis Sterling Finance LLC will be required to maintain a transfer agent in each place of payment for the series.

        Neither Prologis Sterling Finance LLC nor the trustee will be required to:

          (1)   issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

          (2)   register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

          (3)   issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with DTC as depository. Each global security will be issued:

  •
  only in fully registered form; and

  •
  without interest coupons.

        You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

        Redemption notices will be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to Prologis Sterling Finance LLC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        Prologis Sterling Finance LLC may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the debt securities will be printed and delivered.

        What is a global security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The debt securities will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis Sterling Finance LLC does this by requiring that the global securities be registered in the name of a financial institution Prologis Sterling Finance LLC selects and by requiring that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the "Depository." Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

        Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

        Special investor considerations for global securities.    As an indirect holder, an investor's rights relating to global securities will be governed by the account rules of the investor's financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis Sterling Finance LLC does not recognize this type of investor as a holder of debt securities and instead deals only with DTC, the Depository that holds global securities.

        An investor in global securities should be aware that because the debt securities are issued only in the form of global securities:

  •
  The investor cannot get debt securities registered in his or her own name.

  •
  The investor cannot receive physical certificates for his or her interest in the debt securities.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

  •
  The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global notes. Prologis Sterling Finance LLC and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. Prologis Sterling Finance LLC and the trustee also do not supervise DTC in any way.

        Exchanges among the global securities.    Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

        Certain book-entry procedures for the global securities.    The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis Sterling Finance LLC nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        Clearstream Banking, S.A.    Clearstream has advised Prologis Sterling Finance LLC that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear.    Euroclear has advised Prologis Sterling Finance LLC that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

        DTC.    DTC has advised Prologis Sterling Finance LLC that it is the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System , a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.

        Indirect access to DTC's system is also available to the Indirect Participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

        Prologis Sterling Finance LLC expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the Sterling Finance Indenture. Owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Sterling Finance Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Sterling Finance Indenture or such global security. Prologis Sterling Finance LLC understands that under existing industry practice, in the event that Prologis Sterling Finance LLC requests any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. None of Prologis, L.P., Prologis Sterling Finance LLC nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

        Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Sterling Finance Indenture. Under the terms of the Sterling Finance Indenture, Prologis Sterling Finance LLC and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, none of Prologis, L.P., Prologis Sterling Finance LLC nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Prologis, L.P., Prologis Sterling Finance LLC nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the debt securities sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or the United Kingdom.

        Definitive securities.    A global security is exchangeable for Certificated Securities if:

          (1)   DTC (a) notifies the issuer that it is unwilling or unable to continue as depository for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depository;

          (2)   the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or

          (3)   there shall have occurred and be continuing a default or event of default with respect to the debt securities.

        In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

No Personal Liability

        Except as provided in the Sterling Finance Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis, L.P. or Prologis Sterling Finance LLC or any successor to Prologis, L.P. or Prologis Sterling Finance LLC will have any liability for any of Prologis, L.P.'s or Prologis Sterling Finance LLC's obligations under the debt securities or the Sterling Finance Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.

Trustee

        Unless otherwise described in the applicable prospectus supplement, U.S. Bank National Association will be the trustee and registrar and Elavon Financial Services DAC will be the paying agent. Under the Sterling Finance Indenture, the trustee may resign or be removed with respect to the debt securities, and a successor trustee may be appointed to act with respect to the debt securities. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Sterling Finance Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the trustee becomes one of a creditor of Prologis, L.P. or Prologis Sterling Finance LLC, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Prologis, L.P. or Prologis Sterling Finance LLC. If, however, an event of default occurs and is continuing and the trustee acquires any conflicting interest, it must eliminate that conflict or resign.

        The Sterling Finance Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Sterling Finance Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Sterling Finance Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Sterling Finance Indenture.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of our capital stock. The tax consequences of owning and disposing of debt securities and warrants are not summarized in this discussion. Since these provisions are highly technical and complex, if you are a prospective investor of our debt securities, rights, warrants, preferred stock or common stock, then you are urged to consult your own tax advisor with respect to the United States federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the debt securities, rights, warrants, preferred stock or common stock. This summary of material federal income tax considerations is for general information only and is not tax advice. The information in this summary is based on current law, including:

  •
  the Code;

  •
  current, temporary and proposed Treasury regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers that requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively.

        In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or to our stockholders.

        We have not requested, and do not plan to request, any rulings from the Internal Revenue Service with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. We can provide no assurance that the tax considerations described in this discussion will not be challenged by the Internal Revenue Service or, if so challenged, would be sustained by a court.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  The acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

  •
  Our election to be taxed as a REIT for federal income tax purposes; and

  •
  Potential changes in applicable tax laws.

  Our Qualification and Taxation as a REIT

        General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 1997. We believe that we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 1997, and we currently intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, the actual results of our operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Code and the corresponding Treasury regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations promulgated under the Code, and administrative and judicial interpretations of the Code, and those rules and Treasury regulations.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a "C corporation." Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay federal income tax as follows:

  •
  First, we will be required to pay tax at the corporate rate on any undistributed "REIT taxable income," including undistributed net capital gains.

  •
  Second, if we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the corporate rate on this income. Foreclosure property is generally property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

  •
  Fifth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, provided such failure is due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.

  •
  Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

  •
  Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial basis in the asset is less than the fair market value of the asset at the time we acquire the asset, and we subsequently recognize gain on the disposition of the asset during the applicable recognition period, then we will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury regulations then in effect.

  •
  Ninth, our subsidiaries that are C corporations, including our "taxable REIT subsidiaries," generally will be required to pay federal corporate income tax on their taxable income. See "—Ownership of Interests in Taxable REIT Subsidiaries."

  •
  Tenth, the Operating Partnership and our other subsidiaries that are classified as partnerships for United States federal income tax purposes may be required to pay tax, penalties and interest in connection with an income tax audit. See "Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies—Partnership Audit Rules."

  •
  Eleventh, we will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," "excess interest" or "redetermined TRS service income." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of our company to any of our tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary attributable to services provided to us or on our behalf that is less than the income that the taxable REIT subsidiary would have earned from such services based on arm's length negotiations. See "—Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income" below.

  •
  Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3)   that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

          (4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

          (5)   that is beneficially owned by 100 or more persons;

          (6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, (as defined in the Code to include certain entities) during the last half of each taxable year; and

          (7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        For purposes of condition (6), specified tax-exempt entities are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and intend to continue to have a calendar taxable year.

        Ownership of a Partnership Interest.    We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in the partnership's capital, subject to special rules relating to the 10% asset test described below. We also will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we directly or indirectly own an interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership's share of these items for any partnership in which the Operating Partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships below in "—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies."

        We have direct control of the Operating Partnership and indirect control of some of our subsidiary partnerships, and we intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. However, we are a limited partner in certain partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action that could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See "—Failure to Qualify" below. The treatment described in this paragraph also applies with respect to our ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for federal income tax purposes.

        Ownership of Interests in Qualified REIT Subsidiaries.    We own 100% of the stock of a number of corporate subsidiaries that we believe will be treated as qualified REIT subsidiaries under the Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as our assets, liabilities and such items (as the case may be) for all purposes under the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets include the income and assets of any qualified REIT subsidiary we own. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    Our taxable REIT subsidiaries are corporations other than REITs and qualified REIT subsidiaries in which we directly or indirectly hold stock, and that have made a joint election with us to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which one of our taxable REIT subsidiaries owns more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, our taxable REIT subsidiaries may be limited in their ability to deduct interest expenses as described below under "—Limitation on Deductibility of Business Interest.". We currently hold an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests, but will be subject to the 20% asset test, described below under "—Asset Tests."

        Affiliated REITs.    We own interests in certain corporate subsidiaries which have elected to be taxed as REITs. Provided each of these subsidiary REITs qualifies as a REIT, our interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, from certain hedges of indebtedness, from certain other hedges entered into after July 30, 2008 and from certain foreign currency gains) from (a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

  •
  The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is also a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value;

  •
  Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property;" and

  •
  We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to take, and as the general partner of the Operating Partnership, do not intend to permit the Operating Partnership to take, actions we believe will cause us to fail to satisfy any of the rental conditions described above. However, we may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction was entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction was entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as non-qualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain) and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We have made investments in certain entities located outside the United States, and from time to time we may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, although the IRS had indicated that REITs may apply the principles of proposed Treasury regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, we anticipated that any foreign currency gain we recognized relating to rents we receive from any property located outside of the United States were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and will be exempt from these tests.

        Our taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but, to the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to our taxable REIT subsidiaries. In addition, certain of our subsidiaries receive fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees we derive as a result of the provision of such services will be non-qualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by the subsidiaries receiving fees, our taxable REIT subsidiaries and the Operating Partnership. We will monitor the amount of the dividend income from our taxable REIT subsidiaries and the fee income (received by certain subsidiaries) described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent us from violating a REIT income test.

        We believe that the aggregate amount of our non-qualifying income, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Our Qualification and Taxation as a REIT—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain we recognize (including any net foreign currency gain) on the sale of property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. A sale of property will not be treated as a prohibited transaction if the sale meets the requirements of safe harbor provisions contained in the

Code. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not believe that any of our sales were prohibited transactions, but we may not always meet the safe harbor requirements described above. The Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

        Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income.    Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length agreements, and redetermined TRS service income is income of a taxable REIT subsidiary attributable to services provided to us or on our behalf that is less than the income that would have been earned from such services based on arm's length agreements. Rents we receive will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Code.

        We intend to deal with our taxable REIT subsidiaries on a commercially reasonable arm's length basis, but we may not always satisfy the safe harbor provisions described above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the difference between an arm's length amount and the amount actually paid.

        Asset Tests.    At the close of each quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and United States government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds. For taxable years beginning after December 31, 2015, the term "real estate assets" also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities included in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe harbor. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Through the Operating Partnership, we own an interest in several corporations which have jointly elected or will jointly elect with us to be treated as taxable REIT subsidiaries. Some of these corporations own the stock of other corporations, which have also become taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and will not exceed 20% of the aggregate value of our gross assets. Prior to the election to treat these corporations as our taxable REIT subsidiaries, we did not own more than 10% of the voting securities of these corporations. In addition, we believe that prior to the election to treat these corporations as our taxable REIT subsidiaries, the value of the pro rata share of the securities of these corporations held by us did not, in any case, exceed 5% of the total value of our assets. With respect to each issuer in which we currently own securities that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that the value of the securities of each issuer does not exceed 5% of the total value of our assets and our ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

        Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the treatment of debt instruments of publicly offered REITs as real estate assets, as described above.

        The asset tests must be satisfied at the close of each quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each quarter of our taxable year in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in the Operating Partnership or other partnerships and limited liability companies that own such securities, or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in the Operating Partnership or any other partnership or limited liability company in which we directly or indirectly own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the non-qualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (3) disclosing certain information to the IRS.

        Although we believe that we have satisfied the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that our efforts will always be successful, or will not require a reduction in the Operating Partnership's overall interest in an issuer. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

  •
  90% of our "REIT taxable income," and

  •
  90% of our after tax net income, if any, from foreclosure property; minus

  •
  the excess of the sum of certain items of our non-cash income over 5% of "REIT taxable income" as described below.

        Our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our initial basis in the asset is less than the fair market value of the asset at the time we acquire the asset, within five years from the date of acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

        We generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at the regular corporate tax rate. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

        We expect that our "REIT taxable income" will be less than our cash flow because of depreciation and other non-cash charges included in computing our "REIT taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        In certain cases, we may decide to make distributions partly in cash and partly in stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described below under the headings "Taxation of Our Stockholders—Taxable United States Stockholders—Distributions Generally" and "Taxation of Our Stockholders—Non-United States Stockholders—Distributions Generally." As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-United States holders, we may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.

        Like-Kind Exchanges.    We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Earnings and Profits Distribution Requirement.    A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a "deficiency dividend" to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our REIT status. See "—Failure to Qualify."

        Limitation on Deductibility of Business Interest.    Under new legislation, the deduction for net business interest is generally limited to 30% of the borrower's adjusted taxable income (excluding non-business income, net operating losses, business interest income, and, for taxable years beginning before January 1, 2022, computed without regard to depreciation and amortization). This limitation on the deductibility of net business interest could result in additional taxable income for us and our United States subsidiaries that are C corporations, including our taxable REIT subsidiaries, unless we and our subsidiaries qualify as real estate companies and elect not to be subject to such limitation in exchange for using longer depreciation periods than may otherwise be available.

  Failure to Qualify

        Specified cure provisions will be available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax on our taxable income at the corporate rate. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

  Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

        General.    Substantially all of our investments are held indirectly through the Operating Partnership and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the entity. We will include in our income our proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our proportionate share of assets held by the Operating Partnership and our subsidiary partnerships and limited liability companies.

        Entity Classification.    Our ownership of an interest in the Operating Partnership involves special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be required to pay an entity-level income tax. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the asset tests and possibly the income tests. This, in turn, could prevent us from qualifying as a REIT. In addition, a change in the tax status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, we might incur a tax liability without any related cash distributions.

        Treasury regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership (or disregarded entity) for federal income tax purposes unless it elects otherwise.

        An entity that is otherwise classified as a partnership may be treated as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are considered readily tradable on a secondary market or the substantial equivalent thereof. Treasury regulations provide safe harbors under which the interests in a partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). In addition, a publicly traded partnership will not be treated as a corporation for tax purposes if 90% or more of its gross income consists of "qualifying income." Qualifying income generally includes rents from real property, gain from the sale of real property, and other income that would satisfy the 95% gross income test applicable to REITs as described above. We expect the Operating Partnership and the subsidiary partnerships and limited liability companies to qualify for one or more exemptions from treatment as a corporation under the publicly traded partnership rules. Consequently, we believe that the Operating Partnership and the subsidiary partnerships and limited liability companies will be classified as partnerships (or disregarded entities) for federal income tax purposes. No assurance can be given, however, that the Internal Revenue Service would not assert that the Operating Partnership or a subsidiary partnership or limited liability company constitutes a publicly traded partnership or that facts and circumstances will not develop which could result in the Operating Partnership or a subsidiary partnership or limited liability company being treated as a publicly traded partnership that is treated as a corporation for federal tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    The net proceeds from our issuance of any preferred stock will be contributed to the Operating Partnership in exchange for its preferred limited partnership units. In addition, to the extent we issue preferred stock in exchange for preferred limited partnership units of Prologis 2, L.P., we will contribute substantially all of such units to the Operating Partnership in exchange for additional preferred limited partnership units in the Operating Partnership. In each case, the Operating Partnership's partnership agreement will provide for preferred distributions of cash and preferred allocations of income to us with respect to these newly issued preferred units. As a consequence, we will receive distributions from the Operating Partnership that we will use to pay dividends on substantially all of the shares of preferred stock that we issue before any of the other partners in the Operating Partnership (other than a holder of preferred units, if such units are not then held by us) receive a distribution.

        In addition, if necessary, income will be specially allocated to us, and losses will be allocated to the other partners of the Operating Partnership, in amounts necessary to ensure that the balance in our capital account will at all times be equal to or in excess of the amount we are required to pay on the preferred stock then issued by us upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred or other special limited partnership units in the Operating Partnership. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in the Operating Partnership in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize our and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to us and to unitholders that were performance investors.

        Certain limited partners have agreed to guarantee debt of our Operating Partnership, either directly or indirectly under limited circumstances. As a result of these guarantees, and notwithstanding the foregoing discussion of allocations of income and loss of our Operating Partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of gain or loss upon a liquidation of our Operating Partnership.

        If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated according to the partners' or members' interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Our Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The Operating Partnership was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of the Operating Partnership, additional appreciated property has been contributed to it in exchange for Operating Partnership interests. The Operating Partnership agreement requires that allocations of income, gain, loss and deduction attributable to these appreciated properties be made in a manner consistent with Section 704(c) of the Code.

        Treasury regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. We and our Operating Partnership have agreed to use the "traditional method" to account for book-tax differences for the properties initially contributed to the Operating Partnership and for some assets acquired subsequently. Under the "traditional method," which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our Operating Partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our Operating Partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See "—Our Qualification and Taxation as a REIT." To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions. We and our Operating Partnership have not yet decided what method will be used to account for book-tax differences for properties to be acquired by the Operating Partnership in the future.

        Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

        Partnership Audit Rules.    The Bipartisan Budget Act of 2015 changes the rules applicable to United States federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The partnership audit rules are new, and the application of certain aspects of these rules is still unclear.

  Taxation of Our Stockholders

        The following summary describes certain of the United States federal income tax consequences of owning and disposing of our capital stock. This summary assumes that you hold our stock as a "capital asset" within the meaning of the Code (generally, property held for investment).

        This summary does not deal with all aspects of federal income taxation that may affect particular holders of capital stock in light of their individual circumstances, or with holders subject to special treatment under the federal income tax laws, including:

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  financial institutions or broker-dealers;

  •
  traders in securities that elect to mark to market;

  •
  holders owning our capital stock as part of a "straddle," "hedge," "conversion" or other risk reduction transaction;

  •
  holders whose functional currency is not the United States dollar;

  •
  holders subject to the alternative minimum tax;

  •
  persons deemed to sell our capital stock under the constructive sale provisions of the Code;

  •
  "S" corporations;

  •
  partnerships and persons holding our capital stock through an entity treated as a partnership for federal income tax purposes;

  •
  expatriates;

  •
  REITs or regulated investment companies;

  •
  holders who acquire our capital stock as compensation; and

  •
  except as specifically provided below, non-United States stockholders (as defined below).

  Taxable United States Stockholders

        If you are a "United States stockholder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Stockholders," applies to you.

        Definition of a United States Stockholder.    A "United States stockholder" is a beneficial holder of capital stock who is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

  •
  an estate which is required to pay United States federal income tax regardless of the source of its income; or

  •
  a trust if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons have authority to control all substantial decisions of such trust, or if such trust has a valid election in place to be treated as a United States person.

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends generally taxable to our taxable United States stockholders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to distributions on our outstanding preferred stock and then to distributions on our outstanding common stock.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a United States stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income or on their tax returns any of our net operating losses or capital losses.

        In addition, certain dividends partially paid in our stock and partially paid in cash will be taxable to the recipient United States stockholder to the same extent as if entirely paid in cash. See Requirements for Qualification as a REIT—Annual Distribution Requirements" above.

        For taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate United States stockholder may deduct 20% of ordinary REIT dividends (i.e., not including any REIT capital gain dividends or qualified dividends). The cumulative amount that a United States stockholder may deduct for any taxable year with respect to ordinary REIT dividends from all sources (together with certain other categories of income that are also eligible for such 20% deduction) may not exceed 20% of such United States stockholder's total taxable income (excluding any net capital gain).

        Capital Gain Distributions.    Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, to the extent such gain does not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. If we properly designate any portion of a dividend as a capital gain dividend, then we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

        Retention of Net Long-Term Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:

  •
  include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury regulations to be prescribed by the Internal Revenue Service.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any "passive losses" against this income or gain. A United States stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Stock.    If a United States stockholder sells or disposes of its shares of our stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the stock for more than one year. In general, if a United States stockholder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from us which were required to be treated as long-term capital gains.

        Tax Rates.    The maximum United States federal income tax rate on long-term capital gains and qualified dividends for individuals is generally 20%. In general, dividends payable by a REIT are not eligible for the reduced tax rate on qualified dividends, except to the extent the REIT's dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as "capital gain dividends" (although, depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Ordinary REIT dividends that do not qualify for the reduced rate will be taxed at the higher tax rates applicable to ordinary income (the current maximum rate for non-corporate taxpayers is 37%, scheduled to increase to 39.6% for taxable years beginning after December 31, 2025), but will generally be eligible for a 20% deduction as described above.

        A tax of 3.8% generally is imposed on the "net investment income" of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as our stock, less certain deductions. In the case of individuals, this tax will only apply to the extent such individual's modified adjusted net income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). Prospective investors should consult their own tax advisors regarding the possible implications of these rules in their particular circumstances.

        Information Reporting and Backup Withholding.    We report to our United States stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. A United States stockholder may be subject to backup withholding with respect to dividends paid by us unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of distributions to any stockholders who fail to certify their non-foreign status.

  Tax-Exempt Stockholders

        Except as described below, dividend income from us and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as "debt financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

  Non-United States Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our stock by non-United States stockholders. When we use the term "non-United States stockholders," we mean stockholders who are not United States stockholders, as described above in "—Taxable United States Stockholders—Definition of a United States Stockholder." The rules governing the United States federal income taxation of the ownership and disposition of our stock by non-United States stockholders are complex, and no attempt is made herein to provide more than a brief summary. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-United States stockholder in light of such stockholder's particular circumstances and does not address any state, local or foreign tax consequences. We urge non-United States stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

        Distributions Generally.    Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of an applicable income tax treaty, are attributable to a permanent establishment) will be subject to tax on a net basis in the same manner as dividends paid to United States stockholders are subject to tax (currently at a 21% federal rate in the case of a non-United States stockholder that is a corporation and at graduated federal rates up to 37% in the case of other non-United States stockholders), and are generally not subject to withholding. Any such dividends received by a non-United States stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States stockholder to the extent that such distributions do not exceed the non-United States stockholder's adjusted basis in our stock, but rather will reduce the adjusted basis of such stock. However, such distributions may be subject to withholding of United States federal income tax at a 15% rate if such withholding would be required in connection with a sale or exchange of such non-United States stockholder's stock under FIRPTA (as described below under "—Sale of Our Stock"), in which case such non-United States stockholder would be required to file a United States tax return in order to claim a refund of the amount withheld. To the extent that these distributions exceed a non-United States stockholder's adjusted basis in our stock, they will generally give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below under "—Sale of Our Stock." However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-United States stockholders.

        Except as otherwise described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States stockholder unless:

  •
  a lower treaty rate applies and the non-United States stockholder files with us an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate; or

  •
  the non-United States stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States stockholder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-United States stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

          (1)   the investment in our stock is treated as effectively connected with the non-United States stockholder's United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain, except that a non-United States stockholder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty), as discussed above; or

          (2)   the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which we refer to as "FIRPTA," distributions to a non-United States stockholder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-United States stockholders would generally be taxed at the same rates applicable to United States stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the Internal Revenue Service 21% (or less to the extent provided in applicable Treasury regulations) of any distribution to a non-United States stockholder that is designated as a capital gain dividend, or, if greater, 21% (or less to the extent provided in applicable Treasury regulations) of a distribution to the non-United States stockholder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States stockholder's United States federal income tax liability. However, any distribution with respect to any class of stock which is "regularly traded" (as defined by applicable Treasury regulations) on an established securities market located in the United States is not subject to FIRPTA, and therefore not subject to the 21% United States withholding tax described above, if the non-United States stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

        In addition, distributions to certain publicly traded non-United States stockholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-United States stockholders should consult their tax advisors regarding the application of these rules.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by United States stockholders generally should be treated with respect to non-United States stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-United States stockholder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-United States stockholder's proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

        Sale of Our Stock.    Gain recognized by a non-United States stockholder upon the sale or exchange of our stock generally will not be subject to United States taxation unless such stock constitutes a "United States real property interest" within the meaning of FIRPTA. Our stock will not constitute a "United States real property interest" so long as we are a "domestically-controlled qualified investment entity." A "domestically-controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States stockholders. For this purpose, any person that at all times during the testing period holds less than 5% of a class of our stock that is regularly traded on an established securities market in the United States is treated as a United States stockholder unless we have actual knowledge that such person is a non-United States stockholder. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity," but because our capital stock is publicly traded, no assurance can be given that we are or will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-United States stockholder if either (1) the investment in our stock is treated as effectively connected with the non-United States stockholder's United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment) or (2) the non-United States stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to "regularly traded" stock and the FIRPTA exemptions for "qualified shareholders" and "qualified foreign pension funds," each as described above), a non-United States stockholder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States stockholder (1) disposes of our stock within a

30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock within 30 days after such ex-dividend date.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-United States stockholder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

          (1)   our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and

          (2)   such non-United States stockholder owned, actually and constructively, 10% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

        In addition, dispositions of our stock by "qualified shareholders" are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, dispositions of our stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-United States stockholders should consult their tax advisors regarding the application of these rules.

        If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our stock were subject to taxation under FIRPTA, and if shares of our stock were not "regularly traded" on an established securities market, the purchaser of the stock would be required to withhold and remit to the Internal Revenue Service 15% of the purchase price.

        Information Reporting and Backup Withholding.    Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-United States stockholder, such non-United States stockholder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States stockholder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-United States stockholder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-United States stockholder may be subject to information reporting and backup withholding unless such non-United States stockholder establishes an exemption, for example, by properly certifying its non-United States status on an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States stockholder is a United States person.

        Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

        FATCA Withholding.    Pursuant to Sections 1471 through 1474 of the Code and the United States Treasury regulations promulgated thereunder, which we refer to as "FATCA", a United States withholding tax at the rate of 30% is imposed on payments of certain United States source income

(including dividends) paid to non-United States financial institutions and certain other non-United States non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk of FATCA withholding on our distributions to non-United States stockholders, these agreements are expected to reduce the risk of the withholding for non-United States stockholders in (or non-United States stockholders indirectly holding our stock through financial institutions in) those countries. Non-United States stockholders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of our stock.

  Other Tax Consequences

        We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and our stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a stockholder's state and local tax treatment may not conform to the federal income tax consequences discussed above. This discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local or foreign tax laws on an investment in our shares.

 PLAN OF DISTRIBUTION

        We or any selling stockholder may sell the securities offered pursuant to any applicable prospectus supplement, directly to one or more purchasers or through dealers, agents or underwriters, or through a combination of methods. The securities may be sold domestically or abroad. Selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, the common stock and preferred stock up to such amounts as set forth in a prospectus supplement. The common stock, preferred stock, rights or warrants offered pursuant to any applicable prospectus supplement may be sold in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying common stock and preferred stock are not subscribed for, we may sell such unsubscribed common stock and preferred stock to third parties directly or through agents and, in addition, whether or not all of the underlying common stock and preferred stock are subscribed for, we may concurrently offer additional common stock and preferred stock to third parties directly or through agents, which agents may be affiliated with us. We will name any underwriter, dealer or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

        The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We may also, from time to time, authorize underwriters, dealers or other persons, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We will also describe in the applicable prospectus supplement any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder, except in the case of the common stock, will be a new issue with no established trading market. If we sell any shares of our common stock, such shares will be listed on the New York Stock

Exchange, subject to official notice of issuance. In addition to common stock, we may elect to list any series of securities issued hereunder on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.

        If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Certain of the underwriters, dealers or agents and their respective associates may be customers of, and/or engage in transactions with and perform services for, us in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

        The consolidated financial statements and financial statement schedule III of Prologis, Inc., Prologis, L.P. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting of Prologis, Inc. as of December 31, 2019 have been incorporated by reference herein and in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheets of Liberty Property Trust and Liberty Property Limited Partnership as of December 31, 2019 appearing in Prologis, Inc.'s and Prologis, L.P.'s combined Current Reports on Form 8-K/A (filed on February 19, 2020) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, included therein, and incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Liberty Property Trust and Liberty Property Limited Partnership appearing in Liberty Property Trust's and Liberty Property Limited Partnership's Current Report on Form 8-K (filed on November 25, 2019) (including the schedule appearing therein), and the effectiveness of Liberty Property Trust's and Liberty Property Limited Partnership's internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

  •
  Combined Annual Report of Prologis, Inc. and Prologis, L.P. on Form 10-K for the fiscal year ended December 31, 2019, filed on February 11, 2020;

  •
  Combined Current Reports of Prologis, Inc. and Prologis, L.P. on Form 8-K or Form 8-K/A, as applicable, filed on January 8, 2020, January 16, 2020, January 17, 2020, January 23, 2020, January 28, 2020 (other than exhibits 99.4 and 99.5), February 4, 2020, February 5, 2020, February 14, 2020, February 19, 2020 and March 13, 2020 (other than documents or portions of those documents not deemed to be filed);

  •
  The description of the common stock of Prologis, Inc. contained in the Registration Statement of Prologis, Inc. on Form 8-A filed on October 28, 1997 as updated by Exhibit 4.1 to the combined Annual Report of Prologis, Inc. and Prologis, L.P. on Form 10-K for the fiscal year ended December 31, 2019; and

  •
  All documents filed by Prologis, Inc. and Prologis, L.P. with the SEC pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed "furnished" and not filed with the SEC).

        This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC's website at http://www.sec.gov or on our website at http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Prologis, Inc.
Prologis, L.P.
Attn: Investor Relations
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC's website at http://www.sec.gov or on our website at http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item14. Other Expenses of Issuance and Distribution

        The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Rating Agency Fees		**
Trustee's Fees and Expenses		**
Printing and Engraving Expenses		**
Blue Sky Fees and Expenses		**
Miscellaneous		**

Total	$	**

*
Deferred in accordance with Rules 456(b) and 457(r).

**
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item15. Indemnification of Directors and Officers

Prologis, Inc.

        Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, or any claim, issue or matter in the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding, or in the defense of any such claim, issue or matter in the proceeding.

        Prologis, Inc.'s Charter and Bylaws provide in effect for the indemnification by the company of its directors and officers to the fullest extent permitted by applicable law. Prologis, Inc. has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

        Prologis, Inc. has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that Prologis, Inc. indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

Prologis, L.P.

        The Partnership Agreement of Prologis, L.P. requires Prologis, L.P. to indemnify Prologis, Inc., the directors and officers of Prologis, Inc., and such other persons as Prologis, Inc. may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of Prologis, L.P. or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC

        Section 18-108 of the Limited Liability Company Act of the State of Delaware, as amended, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Item16. Exhibits

        See the Exhibit Index which is hereby incorporated herein by reference.

Item17. Undertakings

        Each undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        That, for purposes of determining any liability under the Securities Act,

            (i)  the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (ii)  each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.		Description
1.1	**	Form of Underwriting Agreement.

3.1		Articles of Incorporation of Prologis (incorporated by reference to Exhibit 3.1 to Prologis' Registration Statement on Form S-11 (No. 333-35915) filed September 18, 1997).

3.2		Articles Supplementary establishing and fixing the rights and preferences of the Series Q Cumulative Redeemable Preferred Stock of Prologis (incorporated by reference to Exhibit 3.4 to Prologis' Registration Statement on Form 8-A filed June 2, 2011).

3.3		Articles of Merger of New Pumpkin Inc., a Maryland corporation, with and into Prologis, Inc., a Maryland corporation, changing the name of "AMB Property Corporation" to "Prologis, Inc.", as filed with the Stated Department of Assessments and Taxation of Maryland on June 2, 2011, and effective June 3, 2011 (incorporated by reference to Exhibit 3.1 to Prologis' Current Report on Form 8-K filed June 8, 2011).

3.4		Articles of Amendment (incorporated by reference to Exhibit 3.1 to Prologis' Current Report on Form 8-K filed May 8, 2012).

3.5		Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on May 2, 2014 Redesignating and Reclassifying All 300,000 Shares of 6 1/2% Series L Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 to Prologis' Current Report on Form 8-K filed May 5, 2014).

3.6		Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P. (incorporated by reference to Exhibit 3.6 to Prologis' Current Report on Form 8-K filed June 8, 2011).

3.7		First Amendment to Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P. (incorporated by reference to Exhibit 3.1 to Prologis' Current Report on Form 8-K filed February 27, 2014).

3.8		Third Amendment to Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P. (incorporated by reference to Exhibit 3.1 to Prologis' Current Report on Form 8-K filed February 4, 2020).

3.9		Eighth Amended and Restated Bylaws of Prologis, Inc. (incorporated by reference to Exhibit 3.1 to Prologis' Current Report on Form 8-K filed on September 23, 2016).

4.1		Form of Certificate for Common Stock for Prologis, Inc. (incorporated by reference to Exhibit 4.1 to Prologis, Inc.'s Registration Statement on Form S-4/A (No. 333-172741) filed on April 12, 2011).

4.2		Indenture, dated as of June 8, 2011, by and among Prologis, L.P., as issuer, Prologis, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Prologis, Inc.'s and Prologis, L.P.'s Registration Statement on Form S-3 (No. 333-177112) filed on September 30, 2011).

4.3		Fifth Supplemental Indenture, dated as of August 15, 2013, among Prologis, Inc., Prologis, L.P. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Prologis, Inc.'s and Prologis, L.P.'s Current Report on Form 8-K filed August 15, 2013).

Exhibit No.		Description
4.4		Sixth Supplemental Indenture, dated as of December 3, 2013, among Prologis, Inc., Prologis, L.P., Elavon Financial Services Limited, UK Branch, Elavon Financial Services Limited and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Prologis, Inc.'s and Prologis, L.P.'s Registration Statement on Form S-3 (No. 333-195316) filed on April 16, 2014).

4.5		Seventh Supplemental Indenture, dated as of February 20, 2014, among Prologis, Inc., Prologis, L.P., Elavon Financial Services Limited, UK Branch, Elavon Financial Services Limited and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Prologis, Inc.'s and Prologis, L.P.'s Registration Statement on Form S-3 (No. 333-195316) filed on April 16, 2014).

4.6		Eighth Supplemental Indenture, dated as of June 7, 2017, among Prologis, L.P, Prologis, Inc., U.S. Bank National Association and Elavon Financial Services DAC, UK Branch (incorporated by reference to Exhibit 4.1 to Prologis, Inc.'s and Prologis, L.P.'s Current Report on Form 8-K filed June 6, 2017).

4.7	**	Form of OP Debt Securities.

4.8		Indenture, dated as of August 1, 2018, by and among Prologis Euro Finance LLC, Prologis, L.P. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Prologis, L.P.'s and Prologis Euro Finance LLC's registration statement on Form 8-A filed August 1, 2018).

4.9		First Supplemental Indenture, dated as of August 1, 2018, among Prologis Euro Finance LLC, Prologis, L.P., U.S. Bank National Association and Elavon financial Services DAC, UK Branch (incorporated by reference to Exhibit 4.2 to Prologis, L.P.'s and Prologis Euro Finance LLC's registration statement on Form 8-A filed August 1, 2018).

4.10	**	Form of Euro Debt Securities.

4.11	*	Indenture, dated as of September 25, 2018, among Prologis Yen Finance LLC, Prologis, L.P. and U.S. Bank National Association, as trustee.

4.12	*	First Supplemental Indenture, dated as of September 25, 2018, among Prologis Yen Finance LLC, Prologis, L.P., U.S. Bank National Association, as trustee, transfer agent, paying agent and security registrar .

4.13		Second Supplemental Indenture, dated as of March 26, 2019, among Prologis Yen Finance LLC, Prologis, L.P., U.S. Bank National Association, as trustee, transfer agent, paying agent and security registrar (incorporated by reference to exhibit 4.1 to Prologis, Inc.'s and Prologis, L.P.'s Form 10-Q for the quarter ended March 31, 2019).

4.14	**	Form of Yen Debt Securities.

4.15	*	Form of Indenture, among Prologis Sterling Finance LLC, Prologis, L.P. and U.S. Bank National Association, as trustee.

4.16	**	Form of Sterling Debt Securities.

4.17	**	Form of Warrant Agreement of Prologis, Inc.

4.18	**	Form of Warrant of Prologis, Inc.

5.1	*	Opinion of Mayer Brown LLP.

5.2	*	Opinion of Venable LLP.

Exhibit No.		Description
8.1	*	Opinion of Mayer Brown LLP as to certain tax matters.

23.1	*	Consent of Mayer Brown LLP (included in exhibits 5.1 and 8.1).

23.2	*	Consent of Venable LLP (included in exhibit 5.2).

23.3	*	Consent of KPMG LLP with respect to Prologis, Inc. for the year ended December 31, 2019.

23.4	*	Consent of KPMG LLP with respect to Prologis, L.P. for the year ended December 31, 2019.

23.5	*	Consent of Ernst & Young LLP with respect to Liberty Property Trust for the year ended December 31, 2019.

23.6	*	Consent of Ernst & Young LLP with respect to Liberty Property Limited Partnership for the year ended December 31, 2019.

23.7	*	Consent of Ernst & Young LLP with respect to Liberty Property Trust for the year ended December 31, 2018.

23.8	*	Consent of Ernst & Young LLP with respect to Liberty Property Limited Partnership for the year ended December 31, 2018.

24.1	*	Power of Attorney (included on signature page to this registration statement).

25.1	*	Statement of Eligibility and Qualification of U.S. Bank National Association with respect to the Indenture, by and among Prologis, L.P., as issuer, Prologis, Inc., as guarantor, and U.S. Bank National Association, as trustee.

25.2	*	Statement of Eligibility and Qualification of U.S. Bank National Association with respect to the Indenture, by and among Prologis Euro Finance LLC, as issuer, Prologis, L.P., as guarantor, and U.S. Bank National Association, as trustee.

25.3	*	Statement of Eligibility and Qualification of U.S. Bank National Association with respect to the Indenture, by and among Prologis Yen Finance LLC, as issuer, Prologis, L.P., as guarantor, and U.S. Bank National Association, as trustee.

25.4	*	Statement of Eligibility and Qualification of U.S. Bank National Association with respect to the Indenture, by and among Prologis Sterling Finance LLC, as issuer, Prologis, L.P., as guarantor, and U.S. Bank National Association, as trustee.

*
Filed herewith

**
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on March 24, 2020.

Prologis, Inc.
By:	/s/ HAMID R. MOGHADAM Hamid R. Moghadam Chairman of the Board and Chief Executive Officer
Prologis, L.P.
By:	Prologis, Inc.
Its:	General Partner
By:	/s/ HAMID R. MOGHADAM Hamid R. Moghadam Chairman of the Board and Chief Executive Officer
Prologis Euro Finance LLC
By:	Prologis
Its:	Sole Member
By:	/s/ HAMID R. MOGHADAM Hamid R. Moghadam Chairman of the Board and Chief Executive Officer
Prologis Yen Finance LLC
By:	Prologis Japan LLC
Its:	Sole Member
By:	AMB Asia LLC
Its:	Sole Member
By:	Prologis, L.P.
Its:	Sole Member
By:	Prologis, Inc.
Its:	General Partner
By:	/s/ HAMID R. MOGHADAM Hamid R. Moghadam Chairman of the Board and Chief Executive Officer

Prologis Sterling Finance LLC
By:	Prologis
Its:	Sole Member
By:	/s/ HAMID R. MOGHADAM Hamid R. Moghadam Chairman of the Board and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hamid R. Moghadam, Thomas S. Olinger and Edward S. Nekritz, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this report, and to file each such amendment to this report, with all exhibits thereto, and any and all documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ HAMID R. MOGHADAM Hamid R. Moghadam	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 24, 2020
/s/ THOMAS S. OLINGER Thomas S. Olinger	Chief Financial Officer (Principal Financial Officer)	March 24, 2020
/s/ LORI A. PALAZZOLO Lori A. Palazzolo	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	March 24, 2020
/s/ CRISTINA BITA Cristina Bita	Director	March 24, 2020
/s/ GEORGE L. FOTIADES George L. Fotiades	Director	March 24, 2020

Signature	Title	Date

/s/ LYDIA H. KENNARD Lydia H. Kennard	Director	March 24, 2020
/s/ J. MICHAEL LOSH J. Michael Losh	Director	March 24, 2020
/s/ IRVING F. LYONS III Irving F. Lyons III	Director	March 24, 2020
/s/ AVID MODJTABAI Avid Modjtabai	Director	March 24, 2020
/s/ DAVID P. O'CONNOR David P. O'Connor	Director	March 24, 2020
/s/ OLIVIER PIANI Olivier Piani	Director	March 24, 2020
/s/ JEFFREY L. SKELTON Jeffrey L. Skelton	Director	March 24, 2020
/s/ CARL B. WEBB Carl B. Webb	Director	March 24, 2020
/s/ WILLIAM D. ZOLLARS William D. Zollars	Director	March 24, 2020